                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              MASCO CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                               MASCO CORPORATION

                              21001 Van Born Road
                             Taylor, Michigan 48180

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF MASCO CORPORATION:

     The Annual Meeting of Stockholders of Masco Corporation will be held at the offices of the Company, 21001 Van Born Road, Taylor, Michigan 48180, on Wednesday, May 21, 1997 at 10:00 A.M., Eastern daylight time. The purposes of the meeting, which are set forth in detail in the accompanying Proxy Statement, are:

     1. To elect two Class III Directors and one Class II Director;

     2. To consider and act upon a proposal to approve the 1997 Non-Employee Directors Stock Plan;

     3. To consider and act upon a proposal to approve the 1997 Annual Incentive Compensation Plan;

     4. To consider and act upon a proposal to approve the Amendment of the 1991 Long Term Stock Incentive Plan;

     5. To consider and act upon the ratification of the selection of Coopers & Lybrand L.L.P. as independent auditors for the Company for the year 1997; and

     6. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 28, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment thereof.

     Your attention is called to the accompanying Proxy Statement and Proxy. Whether or not you plan to be present at the meeting, you are requested to sign and return the Proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. Your prompt attention will be appreciated. Prior to being voted, the Proxy may be withdrawn in the manner specified in the Proxy Statement.

                                              By Order of the Board of Directors

                                                          EUGENE A. GARGARO, JR.
                                                          EUGENE A. GARGARO, JR.
                                                                       Secretary
April 25, 1997

                                PROXY STATEMENT

                       ANNUAL MEETING OF STOCKHOLDERS OF
                               MASCO CORPORATION

                                  May 21, 1997

                              GENERAL INFORMATION

     The solicitation of the enclosed Proxy is made by the Board of Directors of Masco Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held at its offices at 21001 Van Born Road, Taylor, Michigan 48180, on Wednesday, May 21, 1997 at 10:00 A.M., Eastern daylight time, and at any adjournment thereof.

     The expense of this solicitation will be borne by the Company. Solicitation will be by use of the mails, and executive officers and other employees of the Company may solicit Proxies, without extra compensation, personally and by telephone and other means of communication. In addition, the Company has retained Morrow & Company, Inc. to assist in the solicitation of Proxies for a fee of $10,000, plus expenses. The Company will also reimburse brokers and other persons holding Company Common Stock in their names or in the names of their nominees for their reasonable expenses in forwarding Proxies and Proxy materials to beneficial owners.

     Stockholders of record as of the close of business on March 28, 1997 will be entitled to vote at the Annual Meeting. On that date, there were 160,718,633 shares of Company Common Stock, $1 par value, outstanding and entitled to vote. Each share of outstanding Company Common Stock entitles the holder to one vote. Presence in person or by proxy of holders of a majority of outstanding shares of Company Common Stock will constitute a quorum at the Annual Meeting. Broker non-votes and abstentions will be counted toward the establishment of a quorum. The affirmative vote of holders of a majority of the shares of Company Common Stock present and entitled to vote at the Annual Meeting is required for approval of the proposals hereby being submitted to stockholders and the ratification of the selection of independent auditors. Abstentions are considered present and entitled to vote and therefore have the effect of votes against the proposals and ratification, while broker non-votes do not affect the number of affirmative votes needed to approve or ratify these matters.

     The shares represented by the Proxy will be voted as instructed if received in time for the Annual Meeting. Any person signing and mailing the Proxy may, nevertheless, revoke it at any time before it is exercised by written notice to the Company (Attention: Eugene A. Gargaro, Jr., Secretary) at its executive offices at 21001 Van Born Road, Taylor, Michigan 48180, or at the Annual Meeting. This Proxy Statement and the enclosed Proxy are being mailed or given to stockholders on or about April 29, 1997.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. The term of office of the two current Class III Directors, Richard A. Manoogian and Erwin L. Koning, expires at the meeting. Erwin L. Koning, who has been a Director since 1964, has decided not to stand for re-election. The Board of Directors wishes to express its deep appreciation to Mr. Koning for his guidance and dedication during his many years of service as a Director of the Company. The Board of Directors proposes the re-election of Richard A. Manoogian and nominates Mary Ann Krey for election to the Board as Class III Directors.

     Dr. Lillian Bauder, a member of the Class II Directors, has resigned from the Board of Directors effective immediately prior to the Annual Meeting. In late 1996, Dr. Bauder resigned from her position as the President and Chief Executive of Cranbrook Educational Community and then joined the Company as Vice President -- Corporate Affairs. The Board of Directors wishes to express its appreciation to Dr. Bauder for her contributions as a Director of the Company since 1992 and looks forward to her ongoing contributions as an officer of the Company. The Board of Directors nominates Verne G. Istock for election to the Board as a Class II Director.

     The Class II and III Directors will serve for terms expiring at the Annual Meetings of Stockholders in 1999 and 2000, respectively, or until their respective successors are elected and qualified. The Class I Directors have been elected to serve for a term which expires at the Annual Meeting of Stockholders in 1998 or until their respective successors are elected and qualified. The Board of Directors expects that the persons named as proxies in the Proxy will vote the shares represented by each Proxy for the election as Directors of the above nominees unless a contrary direction is indicated. If prior to the meeting any nominee is unable or unwilling to serve as a Director, which the Board of Directors does not expect, the persons named as proxies will vote for such alternate nominee, if any, as may be recommended by the Board of Directors.

     Assuming a quorum is present, Directors are elected by a plurality of the votes cast. The two nominees for Class III Directors who receive the largest number of votes cast will be elected as Class III Directors and the nominee for the Class II Director who receives the largest number of votes cast will be elected as a Class II Director; therefore, shares not voted (whether due to abstention or broker non-vote) do not affect the election of Directors.

     Information concerning the nominees and continuing Directors is set forth below.

 NAME, PRINCIPAL OCCUPATION AND PERIOD OF
          SERVICE AS A DIRECTOR               AGE, BUSINESS EXPERIENCE, DIRECTORSHIPS AND OTHER INFORMATION
 ----------------------------------------     -------------------------------------------------------------
                              CLASS I (TERM TO EXPIRE AT 1998 ANNUAL MEETING)

Wayne B. Lyon.............................    Mr. Lyon, 64, joined LifeStyle Furnishings International Ltd. in
  Chairman, President and Chief Executive     his present position upon its formation in 1996. Previously, he
  Officer of LifeStyle Furnishings            served the Company as a Group Vice President beginning in 1972,
  International Ltd. Director since 1988.     was named Executive Vice President and Chief Operating Officer in
                                              1974 and served as President and Chief Operating Officer from 1985 until 1996. Mr. Lyon is also a director of Comerica Incorporated,
                                              Furnishings International Inc., Payless Cashways, Inc. and Emco Limited.
                                              He is a trustee of Cranbrook Educational Community and a member of the
                                              Board of Governors of Cranbrook Schools.

Arman Simone..............................    Mr. Simone, 69, is a founding director of the Mind/Body Medical Institute
  Retired President of Simone Corporation,    at Harvard Medical School and a founding director of the Laurens van der
  commercial builders and developers.         Post Foundation, London, England. He is a director for the National
  Director from 1952 to 1969 and since        Alliance to End Homelessness Inc.
  1972.

Peter W. Stroh............................    Mr. Stroh, 69, has been Chairman of the Board and Chief Executive Officer of The Stroh Companies, Inc. since 1990.  He is also Chairman of the
  Chairman and Chief Executive Officer of     Board of The Stroh Brewery Company and of Apex Bioscience, Inc. and a
  The Stroh Companies, Inc., parent           director of NBD Bank. He is a director of Detroit Renaissance and the
  company of The Stroh Brewery Company.       Detroit Economic Growth Corporation, as well as a member of the Board of
  Director since 1992.                        Visitors, Nicholas School of the Environment at Duke University, a trustee of the Alcoholic Beverage Medical Research Foundation and a trustee of the
                                              McGregor Fund.

 NAME, PRINCIPAL OCCUPATION AND PERIOD OF
          SERVICE AS A DIRECTOR               AGE, BUSINESS EXPERIENCE, DIRECTORSHIPS AND OTHER INFORMATION
 ----------------------------------------     -------------------------------------------------------------

CLASS II (NOMINEE FOR TERM TO EXPIRE AT 1999 ANNUAL MEETING)

Verne G. Istock...........................    Mr. Istock, 56, joined NBD Bank in 1963 and served as Vice Chairman and
  Chairman, President and Chief Executive     director of NBD Bank and its parent, NBD Bancorp, from 1985 until he
  Officer of First Chicago NBD                was named Chairman and Chief Executive Officer in 1994. Upon the merger
  Corporation. Nominee for Director.          of NBD and First Chicago Corporation in December 1995, he was named President and Chief Executive Officer of First Chicago NBD Corporation and was elected
                                              Chairman in May 1996. He presently also serves as Chairman, Chief Executive
                                              Officer and director of The First National Bank of Chicago and NBD Bank. Mr.
                                              Istock is a director of Kelly Services, Inc., the Federal Reserve Bank of
                                              Chicago, the Bankers Roundtable and the International Monetary Conference. He
                                              is a director of Detroit Renaissance, The Economic Club of Detroit, the
                                              Greater Detroit and Windsor Japan-America Society, The Business Roundtable and
                                              the Illinois Business Roundtable. Mr. Istock is also a director of the Chicago
                                              Council on Foreign Relations, a principal of Chicago United, a member of the
                                              Civic Committee of The Commercial Club of Chicago and The Economic Club of Chicago.

CLASS II (TERM TO EXPIRE AT 1999 ANNUAL MEETING)
Joseph L. Hudson, Jr. ....................    Mr. Hudson, 65, was elected in 1956 as a trustee of the Hudson-Webber Foundation
  Trustee, Hudson-Webber Foundation           and subsequently served as Chairman until 1996.  Mr Hudson was vice president
  (philanthropic organization). Director      of The J.L. Hudson Company beginning in 1957, was named President and Chief
  since 1996.                                 Executive Officer in 1961, and Chairman in 1972. Upon the merger of that company with Dayton's of Minneapolis in 1969, he served as vice chairman and director of the Dayton Hudson Corporation. He served as the first President and Chief
                                              Executive Officer of The Detroit Medical Center from 1985 until his retirement in
                                              1990. Mr. Hudson is currently a director of NBD Bank. Mr. Hudson is Vice President of the City of Detroit Arts Commission and Vice President of the Founders Society
                                              of the Detroit Institute of Arts. He is founding chairman of Community Foundation for Southeastern Michigan; Vice President of United Way Community Services;
                                              Active Honorary Trustee and founding Chairman of New Detroit, Inc.; and a director of Detroit Renaissance.

John A. Morgan............................    Mr. Morgan, 66, has been a partner in Morgan Lewis Githens & Ahn since founding
  Partner, Morgan Lewis Githens & Ahn,        that firm in 1982. From 1977 to 1982, was Vice Chairman of Smith Barney, Harris
  investment bankers. Director since 1969.    Upham & Co., Inc., in charge of the firm's merger and acquisition activities, a member of the executive committee and a director of Smith Barney International
                                              Inc. Prior to becoming Vice Chairman of Smith Barney, Mr. Morgan had been Senior
                                              Vice President in charge of the Corporate Finance Department. He is a director of Allied Digital Technologies Corp., Furnishings International Inc., MascoTech,
                                              Inc. and TriMas Corporation.  He also serves as a trustee of the Provident Loan
                                              Society of New York.

 NAME, PRINCIPAL OCCUPATION AND PERIOD OF
          SERVICE AS A DIRECTOR               AGE, BUSINESS EXPERIENCE, DIRECTORSHIPS AND OTHER INFORMATION
 ----------------------------------------     -------------------------------------------------------------

                     CLASS III (NOMINEES FOR TERM TO EXPIRE AT ANNUAL MEETING IN 2000)

Richard A. Manoogian......................    Mr. Manoogian, 60, joined the Company in 1958, was elected Vice President
  Chairman of the Board and Chief             and a Director in 1964 and President in 1968 and has served as Chairman
  Executive Officer of the Company and of     and Chief Executive Officer since 1985.  He has also served as Chairman,
  MascoTech, Inc. and Chairman of the         Chief Executive Officer and director of MascoTech, Inc. since its
  Board of TriMas Corporation. Director       formation in 1984 and as Chairman of the Board of TriMas Corporation since
  since 1964.                                 1989. He is a director of First Chicago NBD Corporation, MSX International,
                                              Inc., Detroit Renaissance and The American Business Conference, president of the Founders Society of the Detroit Institute of Arts and a trustee of the Archives of American Art (Smithsonian Institute), Center for Creative
                                              Studies, The Fine Arts Committee of the State Department, Trustees Council
                                              of the National Gallery of Art, Armenian General Benevolent Union, Detroit
                                              Investment Fund and Henry Ford Health System.

Mary Ann Krey.............................    Ms. Krey, 49, joined Krey Distributing Company as Secretary in 1978 and has
  Chairman and Chief Executive Officer of     served the firm in her present positions since 1987.  She serves as a
  Krey Distributing Company, beverage         director of Commerce Bancshares, CPI Corporation and Laclede Gas Company.
  distribution firm. Nominee for Director.    Ms. Krey is a director of the St. Louis Children's Hospital, St. Louis
                                              Regional Commerce and Growth Association, St. Louis Symphony and the St.
                                              Louis Variety Club. She is an executive board member of United Way Community
                                              Services and a member of Washington University Board of Trustees. Ms. Krey received the Washington University 1996 Distinguished Alumni Award and was
                                              named 1994 Woman of the Year by the St. Louis Variety Club.

     Further information concerning MascoTech, Inc. and TriMas Corporation is set forth in "Certain Relationships and Related Transactions."

     The Board of Directors held ten meetings during 1996. The Audit Committee of the Board of Directors, consisting of Dr. Bauder and Messrs. Hudson, Koning, Morgan and Stroh, held two meetings during 1996. It reviews and acts or reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent auditors, the scope of audit procedures, the Company's internal audit program and results, the nature of services to be performed by the independent auditors and the Company's accounting practices. The Compensation Committee of the Board of Directors, consisting of Messrs. Koning, Morgan and Simone, held six meetings during 1996. It establishes and monitors executive compensation and administers and determines awards and options granted under the Company's restricted stock incentive and stock option plans. The Nominating Committee of the Board of Directors, consisting of Dr. Bauder and Messrs. Morgan and Stroh, held a number of individual conferences and two meetings during 1996. It was established to identify and consider candidates to serve as Directors of the Company. The Nominating Committee will consider candidates submitted by stockholders for election as Directors of the Company. Any stockholder who wishes to have the Committee consider a candidate should submit the name of the candidate, along with any biographical or other relevant information the stockholder wishes the Committee to consider, to the Secretary of the Company at the address appearing on the first page of this proxy statement.

COMPENSATION OF DIRECTORS

     Each Director who is not a Company employee receives an annual fee and $1,000 for each Board of Directors meeting (and committee meeting if not held on a date on which the entire Board holds a meeting) which the Director physically attends. The annual fee paid to Directors (other than Messrs. Manoogian and Lyon, who were also Company employees) for 1996 was $50,000. Beginning in 1997, the Board of Directors proposes to change the compensation of non-employee Directors so that compensation is aligned more closely with the long-term interests of the Company's stockholders. Under the 1997 Non-Employee Directors Stock Plan, which is being presented to the stockholders for approval at the Annual Meeting, one-half of the current annual Directors' fee will be paid to non-employee Directors in restricted shares of Company Common Stock and each non-employee Director will receive annually options to purchase 4,000 shares of Company Common Stock at the then current market price. See "Proposal to Approve the 1997 Non-Employee Directors Stock Plan" for information regarding this Plan.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     Set forth below is information concerning beneficial ownership of Company Common Stock as of March 31, 1997 by (i) each of the nominees and current Directors, (ii) each of the named executive officers, (iii) all current Directors and executive officers of the Company as a group, and (iv) all persons known by the Company to be the beneficial owners of five percent or more of Company Common Stock. If the 1997 Non-Employee Directors Stock Plan is approved by stockholders, the non-employee Directors will also beneficially own shares of Company Common Stock conditionally awarded under that Plan. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

                                                SHARES OF COMPANY COMMON    PERCENTAGE OF COMPANY COMMON
              NAME AND ADDRESS                  STOCK BENEFICIALLY OWNED      STOCK BENEFICIALLY OWNED
              ----------------                  ------------------------    ----------------------------
Dr. Lillian Bauder(1).......................               30,841                          *
Joseph L. Hudson, Jr........................                1,000                          *
Verne G. Istock.............................                  500**                        *
Erwin L. Koning.............................                4,000                          *
Mary Ann Krey...............................                1,000**                        *
Wayne B. Lyon(1)(2).........................              595,053                          *
Richard A. Manoogian(1)(2)..................            5,567,188                        3.4%
John A. Morgan..............................                1,600                          *
Arman Simone................................               72,000                          *
Peter W. Stroh..............................                  500                          *
Frank M. Hennessey(1).......................              170,650                          *
Raymond F. Kennedy(1).......................              488,600                          *
John R. Leekley(1)(2).......................              160,769                          *
Richard G. Mosteller(1).....................              230,432                          *
All 17 current Directors and executive
  officers of the Company as a group
  (excluding subsidiary, divisional and
  group executives)(1)(2)...................            7,951,054                        4.9%
FMR Corp.(3)
  82 Devonshire Street
  Boston, Massachusetts 02109...............           16,792,477                       10.4%

-------------------------
 *  Less than one percent

**  Includes shares acquired after March 31, 1997.

(1) Includes shares which may be acquired on or before May 30, 1997 upon exercise of stock options (1,097,740 shares for Mr. Manoogian, 55,000 shares for Mr. Hennessey, 231,310 shares for Mr. Kennedy, 85,047 shares for Mr. Leekley, 346,125 shares for Mr. Lyon, 152,411 shares for Mr. Mosteller and 2,266,222 shares for all current Directors and executive officers of the Company as a group) as well as unvested restricted stock award shares held under the Company's stock incentive plans (97,518 shares for Mr. Manoogian, 108,268 shares for Mr. Hennessey, 194,130 shares for Mr. Kennedy, 58,138 shares for

     Mr. Leekley, 29,682 shares for Mr. Lyon, 49,601 shares for Mr. Mosteller, 29,330 shares for Dr. Bauder and 714,448 shares for all current Directors and executive officers of the Company as a group). Holders exercise neither voting nor investment power over unexercised option shares and have sole voting but no investment power over unvested restricted shares.

(2) Shares owned by Mr. Manoogian and by all current Directors and executive officers of the Company as a group include in each case an aggregate of 2,340,200 shares owned by charitable foundations for which Mr. Manoogian serves as a director and 1,044,500 shares held by a trust for which he serves as a trustee. Shares owned by Mr. Lyon and by all current Directors and executive officers of the Company as a group include in each case 28,448 shares owned by a charitable foundation for which Mr. Lyon serves as a director. Shares owned by Mr. Leekley and by all current Directors and executive officers of the Company as a group include 14,396 shares held by a trust for which Mr. Leekley serves as a trustee. Shares owned by all current Directors and executive officers of the Company as a group include 25,530 shares held by trusts for which an executive officer serves as a trustee. The directors of the foundations and the trustees share voting and investment power with respect to shares owned by the foundations and trusts, but Messrs. Manoogian, Lyon and Leekley and the executive officer who serves as a trustee for certain trusts each disclaims beneficial ownership of such shares.

(3) Based on a Schedule 13G dated February 7, 1997 and filed with the Securities and Exchange Commission by FMR Corp. and certain of its affiliates, these shares were beneficially owned at January 31, 1997 by Fidelity Management & Research Company and Fidelity Management Trust Company, subsidiaries of FMR Corp. which provide investment advisory services to investment companies and investment management services to institutional accounts. According to the filing, Edward C. Johnson 3d and FMR Corp., through control of the subsidiaries, each has sole dispositive power over 16,792,477 shares and sole voting power over 683,009 shares, but no voting power over the balance of the shares held by various investors. In addition, an affiliate of FMR Corp. has sole voting and investment power over 97,100 shares. Members of the Edward C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

     Mr. Manoogian may be deemed a controlling person of the Company by reason of his significant ownership of Company Common Stock and his positions as a Director and an executive officer of the Company.

                    EXECUTIVE COMPENSATION COMMITTEE REPORT

     1996 was a pivotal year for Masco Corporation. Among the many positive changes which occurred, one of the more significant was the Board of Directors' and management's renewed commitment to ensure that compensation programs for Directors and officers are more closely aligned with the long-term enhancement of stockholder value. Challenged to implement this commitment while maintaining the Company's ability to attract, retain and motivate the highest quality management team, the Compensation Committee reviewed a broad spectrum of compensation alternatives, and developed a compensation strategy with several components intended to closely align officers' and Directors' interests with those of stockholders. The key components of this strategy as it applies to officers are described below.

1996 COMPENSATION AND NEW PROGRAMS TO ENHANCE STOCKHOLDER VALUE

     The annual salary and bonus of the Company's Chairman and Chief Executive Officer, Richard A. Manoogian, of approximately $1.4 million, have been reduced at his request, effective January 1, 1996, to $1 per year. Mr. Manoogian requested the Compensation Committee to implement this reduction to reflect his commitment to enhance stockholder value and his personal disappointment with the Company's stock price performance in recent years. The Compensation Committee, in acceding to this request, considered alternative compensation arrangements for Mr. Manoogian based upon the Board's own desire to improve stockholder value in the future, and accordingly in April 1996 granted Mr. Manoogian a ten-year option to purchase 1,000,000 shares of Company Common Stock. This option, however, will become exercisable only if the price of Company Common Stock exceeds $41 per share (an all time record price for Company Common Stock) within three years of the date of grant or, if that target is not met, exceeds $50 per share within five years of the date of grant. The exercise price for this option is set at $41 or $50 per share, based on whether the three-year or five-year target is exceeded. Since the closing price of Company Common Stock was $27 7/8 per share on the date of grant for this option, the exercise price represents a requirement for a minimum 47 percent or 79 percent increase, respectively, from the market value of Company Common Stock on the date of grant. Mr. Manoogian can benefit from the option grant only by the amount of any price appreciation above the target exercise price (i.e. above $41 if the three-year target is exceeded, or above $50 if the three-year target is not exceeded but the five-year target is). The option will expire unexercised if neither target price is achieved within the specified time periods.

     In support of Mr. Manoogian's commitment to increase stockholder value as evidenced by the compensation arrangement discussed above, in mid-1996 the executive officers and group executives of the Company volunteered a 10 percent reduction in their base salaries and agreed to forego a then anticipated average increase of approximately five percent. In addition, their base salaries were indefinitely frozen at this lower level. The Compensation Committee offset this reduction in compensation with stock incentives by granting specially designed stock options and restricted stock awards. The stock options have an exercise price of $32 per share (market price on date of grant); however, the officers have pledged not to exercise these options unless the same $41 or $50 record share price levels as those required for Mr. Manoogian's option are attained within the same specified time periods. Even if these price levels are attained, these options generally would become exercisable only in installments, retroactive to May 1997, over a period of eight years. The annual vesting of the restricted stock awards granted to officers under this arrangement commences if the Company's share price reaches $50 by April 2001. If such share price is not attained for such period by that date, then the vesting does not commence until retirement. In conjunction with these awards, a restricted stock award and an additional stock option grant, on the same terms as those awarded to other executive officers and group executives, were made to Mr. Manoogian.

     In order to further align the objectives of the Company's other key employees and its stockholders, restricted stock awards were also granted in 1996 to approximately 1,000 corporate and operating employees with vesting linked to the achievement of either record share prices or fifteen percent annual compound earnings per share growth. If such prices or growth is not achieved, the vesting will not commence until retirement.

     Although Company Common Stock has historically been a major part of compensation for key employees because of its inherent alignment with the interests of stockholders, the Compensation Committee believes that by directly linking stock compensation to the attainment of record share prices of Company Common Stock, the arrangements implemented in 1996 more directly align officers' and other key employees' interests with those of stockholders. The Committee's strategy includes the continued use of Company Common Stock in the future. Because the compensation strategy includes a variety of components, the terms and conditions of future options and awards may vary from those granted in 1996. The customary terms and conditions of restricted stock awards and stock options granted prior to 1996 are described below.

     In order to formalize the Board's policy of encouraging stock ownership by officers and to require them to remain at risk by maintaining a substantial interest in Company Common Stock, the Board in 1996 implemented stock ownership guidelines for officers. The guidelines require the Chief Executive Officer to own stock with a value of at least five times base pay; the President to own stock with a value of at least four times base pay; Executive Vice Presidents and Senior Vice Presidents to own stock with a value of at least three times base pay; and all other officers to own stock with a value of at least two times base pay. Officers are required to achieve the share ownership (including restricted stock awards) necessary to meet the guidelines within three years of becoming subject to the guidelines. At April 15, 1997, all of the named executive officers met or exceeded the guidelines.

GENERAL COMPENSATION INFORMATION

     Compensation arrangements for executive officers generally consist of a blend of base salary, annual cash bonus and long-term incentives utilizing Company Common Stock. The Committee uses a variety of resources, including published compensation surveys, as it considers information concerning current compensation practices within the Company's industries (including companies that are included in the Standard & Poor's Building Materials Index). In addition, the Committee reviews compensation policies and practices of corporations in other industries which are similar to the Company in terms of revenues and market value, because the Committee believes the Company competes with such companies for executive talent. Although the Committee reviews such information for general guidance, it does not specifically target compensation of the executive officers to compensation levels at other companies.

     Annual cash compensation consists of salary and bonus. Base salaries for executive officers are usually adjusted annually by establishing ranges for increases for executive officers that reflect inflation, promotions and merit and that are similar to the ranges established for other corporate office employees. These ranges reflect changes observed in general compensation levels of salaried employees, and in particular, within the geographic area of the Company's corporate office and within the Company's industries. The Company's performance for the particular year and the Company's prospects are more significant factors in determining ranges for year-end bonuses than in determining salary ranges. In connection with the payment of bonuses, corporate performance goals are considered by the Committee in light of general economic conditions, and include items such as comparisons of year-to-year operating results, market share performance and the achievement of budget objectives and forecasts. Salary and bonus determinations are subject to variances from the established ranges for a variety of subjective factors such as an individual's contribution to the performance of the Company and its affiliates in addition to the competitive considerations noted above. In general, the potential cash bonus opportunity for executive officers has been up to fifty percent of base salary. For 1996, bonuses paid to executive officers (other than Mr. Manoogian, who received no bonus) were based on their reduced salary levels, but due to the improved performance of the Company were paid generally at fifty percent of such levels rather than at a reduced percentage as was paid in the previous year.

     Restricted stock awards and stock options granted under the 1991 Long Term Stock Incentive Plan (the "1991 Plan") are generally used as part of the Company's long-term incentive arrangements, which focus the recipient on long-term enhancement in stockholder value and help retain key employees. Factors reviewed by the Committee in determining whether to grant options and awards are generally the same factors considered in determining salaries and bonuses described above. The Committee believes that the level of restricted stock awards and stock option grants must be sufficient in size and potential value to provide a strong incentive and to reinforce the individual's commitment to the Company. The history of restricted stock awards and stock option grants previously granted to an executive is also a factor in determining new awards and grants. In general, the potential opportunity for executives for annual restricted stock awards under the Company's restricted stock award program is up to thirty percent of base salary. In addition, supplemental restricted stock awards are granted periodically.

     The Company has historically purchased shares of Company Common Stock in the open market sufficient to cover all restricted stock awards in order to reflect consistent, non-variable expense related to these awards and to avoid any dilution resulting from these awards. This prepaid expense is fixed and amortized over the extended vesting period of the awards. Because the Company's tax deduction is based on the fair market value at the time the restrictions lapse, the after-tax cost of this program can be very favorable to the Company based on future appreciation of Company Common Stock. The Company believes that the extended vesting of stock awards promotes retention, but also spreads compensation expense over a longer term, which generally results in a significant reduction in the Company's after-tax cost of the compensation. The Committee recognizes that the dollar value of these stock-based incentives can appreciate to substantial amounts as a result of the Company's extended vesting schedule as compared to the shorter vesting schedules that distribute incentives in a shorter time period, which are used by many other companies.

     Restricted stock awards granted prior to 1996 under the 1991 Plan generally vest in ten percent annual installments over a period of ten years from the date of grant. In general, vesting is contingent on a continuing employment or consulting relationship with the Company. The 1991 Plan provides, however, that all shares vest immediately upon death, permanent and total disability or the occurrence of certain events constituting a change in control of the Company.

     Original stock option grants made under the 1991 Plan generally vest in installments beginning in the third year and extending through the eighth year after grant and, unless otherwise provided, may be exercised until the earlier of ten years from the date of grant or, as to the number of shares then exercisable, the termination of the employment or consulting relationship of the participant. Stock option grants generally do not have a financial reporting expense associated with them since they are granted at fair market value, and in fact, raise additional equity for the Company. The difference between the exercise price and fair market value of the Company Common Stock on the date of exercise is, however, generally deductible by the Company for federal income tax purposes and thereby provides tax savings to the Company. The Committee permits Company Common Stock to be used in payment of federal, state and local withholding tax obligations attributable to the exercise of stock options. The 1991 Plan also permits the Committee to accept the surrender of an exercisable stock option and to authorize payment by the Company of an amount equal to the difference between the option exercise price of the stock and its then fair market value.

     Recipients of stock options are eligible to receive restoration options. A restoration option is granted when a participant exercises a stock option and pays the exercise price by delivering shares of Company Common Stock. The restoration option is granted equal to the number of shares delivered by the participant and does not increase the number of shares covered by the original stock option. The exercise price is 100 percent of the fair market value of Company Common Stock on the date the restoration option is granted so that the participant benefits only from subsequent increases in the Company's stock price. No restoration options were granted to the named executive officers in 1996. The 1991 Plan also provides that, upon the occurrence of certain events constituting a change in control of the Company, all stock options previously granted immediately become fully exercisable and all restricted stock awards immediately vest. Generally, if a participant incurs an excise tax under Section 4999 of the Code in connection with a payment or distribution following a change in control, the 1991 Plan provides that the participant will receive additional payments to make the participant whole for such excise tax.

     In addition to the stock-based programs noted above, most Company salaried employees participate in defined contribution profit sharing retirement plans, which further link compensation to Company performance. Discretionary contributions are made into these plans based on the Company's performance. Historically, aggregate annual contributions to the profit sharing plans in which executive officers participate have ranged from approximately four percent to seven percent of participants' base salaries. See footnote (3) to the "Summary Compensation Table."

     The Committee has reviewed the regulations relating to Code Section 162(m), which limits the deductibility of annual executive compensation in excess of $1,000,000 for each of the five highest paid executives. The Board has amended the 1991 Plan and is presenting that plan as amended to stockholders for approval so that future stock options granted under the 1991 Plan will continue to result in compensation fully deductible by the Company under the regulations. See "Proposal to Approve the Amendment of the 1991 Long Term Stock Incentive Plan." In addition, the Committee has approved the 1997 Annual Incentive Compensation Plan and is presenting that plan to stockholders for approval to continue the Committee's practice of structuring determinations for cash bonuses to make them performance-based and therefore fully tax deductible. See "Proposal to Approve the 1997 Annual Incentive Compensation Plan." The Committee continues to believe it is in the Company's interest to retain flexibility in its compensation programs, and although compensation may in some circumstances exceed the limitation of Section 162(m), the Committee believes any tax deduction lost on account of such excess compensation will be insignificant for the foreseeable future.

                                                Erwin L. Koning

                                                John A. Morgan

                                                Arman Simone

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table summarizes the annual and long-term compensation of the Company's chief executive officer and the other four highest paid executive officers (collectively, the "named executive officers") for 1996, 1995 and 1994. Mr. Manoogian's salary and bonus were reduced at his request, effective January 1, 1996, to $1 per year. Mr. Manoogian requested the Compensation Committee of the Board of Directors to implement this reduction to reflect his commitment to enhance stockholder value and his personal disappointment with the Company's stock price performance in recent years. For further information concerning this action and related arrangements, see "Executive Compensation Committee Report."

                                                                        LONG-TERM
                                                                   COMPENSATION AWARDS
                                                ANNUAL           ------------------------
                                           COMPENSATION(1)       RESTRICTED    SECURITIES
                                         --------------------      STOCK       UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR     SALARY     BONUSES     AWARDS(2)      OPTIONS      COMPENSATION(3)
---------------------------      ----     ------     -------     ----------    ----------    ---------------
Richard A. Manoogian.........    1996    $      1    $      0    $1,536,000    1,300,000        $106,000
  Chairman of the Board          1995     972,000     382,000       558,000            0         210,000
  and Chief Executive            1994     930,000     477,000       220,000            0         214,000
  Officer(4)
Raymond F. Kennedy...........    1996    $684,000    $338,000    $1,152,000      150,000        $102,000
  President and Chief            1995     675,000     301,000     3,699,000      100,000         121,000
  Operating Officer              1994     578,000     298,000       137,000       30,773(5)      118,000
Frank M. Hennessey...........    1996    $476,000    $225,000    $  768,000      100,000        $ 33,000
  Executive Vice President(6)    1995     401,000     228,000     2,156,000      100,000          27,000
Richard G. Mosteller.........    1996    $497,000    $235,000    $  800,000      100,000        $ 87,000
  Senior Vice President --       1995     512,000     226,000       294,000            0         106,000
  Finance(7)                     1994     490,000     251,000       117,000       27,000(5)      109,000
John R. Leekley..............    1996    $431,000    $216,000    $  736,000       90,000        $ 69,000
  Senior Vice President and      1995     428,000     189,000       246,000            0          81,000
  General Counsel                1994     410,000     210,000        97,000            0          83,000

-------------------------
(1) Salary information is disclosed in the table on a calendar year basis. Annual salary increases, when granted, are normally effective in July. Therefore, if an increase is granted in any year, the salary reported in the table for that year is a blend of two different salary levels. On July 1, 1996, Mr. Kennedy voluntarily agreed to reduce his salary by ten percent, and to forego an anticipated mid-year increase. Accordingly, his salary was reduced from an annual rate of $700,000 to $630,000. In August, Mr. Kennedy was promoted and succeeded Mr. Lyon as President and Chief Operating Officer and received a 7.1% increase to an annual salary level of $675,000. In September, 1995, Mr. Hennessey was promoted to Executive Vice President with a salary of $500,000. On July 1, 1996, Mr. Hennessey voluntarily agreed to reduce his salary by ten percent, and to forego an anticipated mid-year increase. Accordingly, his salary was reduced from an annual rate of $500,000 to $450,000. On July 1, 1996, Mr. Mosteller voluntarily agreed to reduce his salary by ten percent, and to forego an anticipated mid-year increase. Accordingly, his salary was reduced from an annual rate of $522,000 to $469,800. On July 1, 1996, Mr. Leekley voluntarily agreed to reduce his salary by ten percent, and to forego an anticipated mid-year increase. Accordingly, his salary was reduced from an annual rate of $437,000 to $393,300. In August, Mr. Leekley was promoted to Senior Vice President and received a 9.8% increase to an annual salary level of $432,000. For further information, see "Executive Compensation Committee Report." Officers may receive certain perquisites and personal benefits, the dollar amounts of which are below current Securities and Exchange Commission thresholds for reporting requirements. For purposes of applying these thresholds, Mr. Manoogian has been treated as if his 1996 salary and bonus equaled his 1995 salary and bonus.

(2) This column sets forth the dollar value, as of the date of grant, of restricted stock awarded under the Company's 1991 Long Term Stock Incentive Plan (the "1991 Plan"). The restricted stock awards made to the named executive officers in 1996 generally will not vest unless the officers retire from the Company after reaching age 65, and then the awards will vest in three annual installments. However, ten percent of these awards will begin to vest on an annual basis if Company Common Stock reaches $50 per share by April 2001 as described under "Executive Compensation Committee Report." The following number of shares were awarded to the named executive officers in 1996: Mr. Manoogian -- 48,000 shares; Mr. Kennedy -- 36,000 shares; Mr. Hennessey -- 24,000 shares; Mr. Mosteller -- 25,000 shares; and Mr. Leekley -- 23,000 shares. Restricted stock awards granted prior to 1996 generally vest over a period of ten years from the date of grant with ten percent of each award vesting annually and vesting is contingent on a continuing employment or consulting relationship with the Company. However, the 1995 awards to Mr. Kennedy (100,000 shares with a grant date value of $2,825,000) and Mr. Hennessey (50,000 shares with a grant date value of $1,413,000), which were granted in order to reflect promotions and provide additional incentives to the recipients and assure the continuation of their services to the Company until retirement, generally vest over a three-year period only if the recipient remains with and retires from the Company. As of December 31, 1996, the aggregate number and market value of unvested restricted shares of Company Common Stock held by each of the named executive officers under all vesting arrangements were: Mr. Manoogian -- 99,869 shares valued at $3,595,000; Mr. Kennedy -- 195,086 shares valued at $7,023,000; Mr. Hennessey -- 106,610 shares valued at $3,838,000; Mr.
    Mosteller -- 50,619 shares valued at $1,822,000; and Mr. Leekley -- 42,382 shares valued at $1,526,000. As of December 31, 1996, Mr. Manoogian held 5,000 restricted shares of MascoTech common stock granted under the Company's Restricted Stock (Industries) Incentive Plan valued at $82,000. Recipients of restricted stock awards have the right to receive dividends on unvested shares.

(3) This column includes (a) Company contributions and allocations under the Company's defined contribution retirement plans for the accounts of each of the named executive officers (for 1996: Mr. Manoogian -- none; Mr. Kennedy -- $47,000; Mr. Hennessey -- $33,000; Mr. Mosteller -- $34,000; and Mr.
    Leekley $30,000) and (b) cash payments made pursuant to certain tandem rights associated with the annual vesting of certain restricted stock awards granted in 1989 (in 1996: Mr. Manoogian -- $106,000; Mr. Kennedy -- $55,000;
    Mr. Mosteller -- $53,000; and Mr. Leekley -- $39,000). For further information regarding these rights, see "Certain Relationships and Related Transactions."

(4) The information does not reflect salary and bonus Mr. Manoogian received from MascoTech as its Chairman of the Board and Chief Executive Officer ($588,000 for 1996) or from TriMas as its Chairman of the Board ($100,000 for 1996).

(5) No original stock options were granted in 1994. Options shown consist solely of restoration options granted upon the exercise of previously held stock options. As described in more detail under "Executive Compensation Committee Report," a restoration option does not increase the number of shares covered by the original option nor extend the term of the original option.

(6) Mr. Hennessey became an executive officer in 1995. Consequently, the table does not set forth information for 1994, but information for 1995 includes the entire year. The information does not include director fees received by Mr. Hennessey from Emco Limited.

(7) The information does not include director fees received by Mr. Mosteller from MascoTech for periods during which he served as a director of that Company.

OPTION GRANT TABLE

     The following table sets forth information concerning options granted to the named executive officers in 1996.

                                             INDIVIDUAL GRANTS
                         ---------------------------------------------------------
                                           % OF TOTAL     EXERCISE                      POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF       OPTIONS         PRICE                    ASSUMED ANNUAL RATES OF STOCK PRICE
                           SECURITIES      GRANTED TO    (SUBJECT TO                     APPRECIATION FOR OPTION TERM
                           UNDERLYING      EMPLOYEES       CERTAIN      EXPIRATION   ------------------------------------
          NAME           OPTIONS GRANTED    IN 1996     RESTRICTIONS)      DATE              5%                 10%
          ----           ---------------   ----------   -------------   ----------           --                 ---
Richard A. Manoogian....    1,000,000        37.3%      $41 or $50       4/18/06        $0 or $4,405,000       $0 or
                                                                                                              $31,301,000
                              300,000        11.2%          $32          5/22/06        $0 or $6,037,000      $15,300,000
Raymond F. Kennedy......      150,000         5.6%          $32          5/22/06        $0 or $3,019,000       $7,650,000
Frank M. Hennessey......      100,000         3.7%          $32          5/22/06        $0 or $2,012,000       $5,100,000
Richard G. Mosteller....      100,000         3.7%          $32          5/22/06        $0 or $2,012,000       $5,100,000
John R. Leekley.........       90,000         3.4%          $32          5/22/06        $0 or $1,811,000       $4,590,000

     Securities and Exchange Commission regulations require information as to the potential realizable value of each of these options, assuming that the market price of Company Common Stock appreciates in value from the date of grant to the end of the option term at annual rates of five percent and ten percent. These options, which are discussed further under "Executive Compensation Committee Report," are not exercisable (either by their terms or due to pledges by the holders thereof) unless Company Common Stock attains certain price targets ($41 per share by April 1999 or, if the foregoing three-year target is not attained, $50 per share by April 2001). As shown in the table, these price targets would not be attained, and the potential realizable value would be $0, if Company Common Stock only appreciates in value from the date of grant at an annual rate of five percent, and with respect to Mr. Manoogian's option which expires April 18, 2006, the price targets would not be met, and the potential realizable value would be $0, even if Company Common Stock appreciates in value from the date of grant at an annual rate of ten percent. Further, Mr. Manoogian can benefit from the option expiring April 18, 2006 only by the amount of any price appreciation above the target exercise price (i.e., above $41 if the three-year target is exceeded, or above $50 if the three-year target is not exceeded but the five-year target is). Assuming the $41 target is attained, the potential realizable value at the end of the option term at assumed annual rates of stock price appreciation of five percent and ten percent are as set forth above. These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Company Common Stock holdings will depend on overall market conditions and the future performance of the Company and its Common Stock. There can be no assurance that the amounts reflected in this table will be realized. If the three-year target is not exceeded but the five-year target is exceeded, the potential realizable value for Mr. Manoogian's option expiring April 18, 2006 would be $0 at a five percent assumed annual rate of stock price appreciation and $22,301,000 at a 10 percent rate.

YEAR-END OPTION VALUE TABLE

     No options were exercised in 1996 by any named executive officer. The following table sets forth information concerning the value at December 31, 1996 of unexercised options held by each of the named executive officers under the Company's stock option plans. The value of unexercised options reflects the increase in market value of Company Common Stock from the date of grant through December 31, 1996 (the closing price of Company Common Stock on December 31, 1996 was $36 per share). The value actually realized upon future option exercises by the named executive officers will depend on the value of Company Common Stock at the time of exercise.

                         DECEMBER 31, 1996 OPTION VALUE

                                             NUMBER OF SECURITIES
                                            UNDERLYING UNEXERCISED                 VALUE OF UNEXERCISED
                                                  OPTIONS AT                      IN-THE-MONEY OPTIONS AT
                                               DECEMBER 31, 1996                     DECEMBER 31, 1996
                                        -------------------------------       -------------------------------
                 NAME                   UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE       EXERCISABLE
                 ----                   -------------       -----------       -------------       -----------
Richard A. Manoogian..................    1,500,000          1,057,740         $4,250,000         $12,554,000
Raymond F. Kennedy....................      350,000            191,310         $2,900,000         $ 2,033,000
Frank M. Hennessey....................      220,000             30,000         $1,395,000         $   330,000
Richard G. Mosteller..................      175,000            184,722         $1,544,000         $ 2,203,000
John R. Leekley.......................      140,000             75,047         $1,123,000         $ 1,032,000

PENSION PLANS

     The executive officers participate in pension plans maintained by the Company for certain of its salaried employees. The following table shows estimated annual retirement benefits payable for life at age 65 for various levels of compensation and service under these plans.

                               PENSION PLAN TABLE

                                              YEARS OF SERVICE
                       --------------------------------------------------------------
   REMUNERATION(2)        5         10         15         20         25         30
   ---------------     -------   --------   --------   --------   --------   --------
     $ 200,000.......  $11,290   $ 22,580   $ 33,870   $ 45,161   $ 56,451   $ 67,741
        400,000......   22,580     45,161     67,741     90,321    112,902    135,482
        600,000......   33,870     67,741    101,611    135,482    169,352    203,223
        800,000......   45,160     90,321    135,482    180,643    225,803    270,964
      1,000,000......   56,451    112,902    169,352    225,803    282,254    338,705
      1,200,000......   67,741    135,482    203,223    270,964    338,705    406,446

-------------------------
(1) The plans provide for credit for employment with any of the Company, MascoTech, TriMas and their subsidiaries. Vesting occurs after five full years of employment. The benefit amounts set forth in the table above have been converted from the plans' calculated five-year certain and life benefit and are not subject to reduction for social security benefits or for other offsets, except to the extent that pension or equivalent benefits are payable under a MascoTech or TriMas plan. The table does not depict Code limitations on tax-qualified plans because one of the plans is a nonqualified plan established by the Company to restore for certain salaried employees (including the named executive officers) benefits that are otherwise limited by the Code. For each year of credited service prior to July 1, 1971 there is an additional annual benefit equal to .2 of 1 percent of final average earnings in excess of $9,000. Approximate years of credited service for the named executive officers participating in the plan are: Mr. Manoogian and Mr. Mosteller -- 30 (the maximum credited service); Mr. Kennedy -- 19; Mr. Hennessey -- 7; and Mr. Leekley -- 21.

(2) For purposes of determining benefits payable, remuneration is equal to the average of the highest five consecutive January 1 annual base salary rates paid by the Company prior to retirement.

Under the Company's Supplemental Executive Retirement and Disability Plan, certain officers and other key executives of the Company, or any company in which the Company or a subsidiary owns at least 20 percent of the voting stock, may receive retirement benefits in addition to those provided under the Company's other retirement plans and supplemental disability benefits. Each participant is designated by the Chairman of the Board (and approved by the Compensation Committee) to receive annually upon retirement on or after age 65, an amount which, when combined with benefits from the Company's other retirement plans and for most participants any retirement benefits payable by reason of employment by prior employers, equals 60 percent of the average of the participant's highest three years' cash compensation received from the Company (limited to base salary and regular year-end cash bonus). Participants are limited to an annual payment under this plan, which when combined with benefits under the Company's non-qualified plan, may not exceed a maximum, currently $386,890. A participant may also receive supplemental medical benefits. A participant who has been employed at least two years and becomes disabled prior to retirement will receive annually 60 percent of the participant's total annualized cash compensation in the year in which the participant becomes disabled, subject to certain limitations on the maximum payment and reduced by benefits payable pursuant to the Company's long-term disability insurance and similar plans. Upon a disabled participant's reaching age 65, the participant receives the annual cash benefits payable upon retirement, as determined above. A surviving spouse will receive reduced benefits upon the participant's death. Participants are required to agree that they will not engage in competitive activities for at least two years after termination of employment, and if employment terminates by reason of retirement or disability, during such longer period as benefits are received under this plan. The named executive officers participate in this plan.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on Company Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Building Materials Index ("S&P Building Materials Index") for the period from January 1, 1992 through December 31, 1996. The graph assumes investments of $100 on December 31, 1991 in Company Common Stock, the S&P 500 Index and the S&P Building Materials Index and the reinvestment of dividends.

        MEASUREMENT PERIOD          MASCO CORPORATION    S&P 500 INDEX      S&P BUILDING
      (FISCAL YEAR COVERED)                                                MATERIALS INDEX
1991                                           100.00             100.00             100.00
1992                                           128.90             107.61             127.89
1993                                           164.18             118.38             158.36
1994                                           103.90             119.99             116.85
1995                                           146.88             164.92             158.18
1996                                           173.70             202.69             189.99

     The table below sets forth the value, as of December 31 of each of the years indicated, of $100 investments made on December 31, 1991 in Company Common Stock, the S&P 500 Index and the S&P Building Materials Index, and the reinvestment of dividends.

        MEASUREMENT PERIOD                MASCO          S&P 500 INDEX      S&P BUILDING
      (FISCAL YEAR COVERED)                                                MATERIALS INDEX
1991                                          $100.00             100.00             100.00
1992                                          $128.90             107.61             127.89
1993                                          $164.18             118.38             158.36
1994                                          $103.90             119.99             116.85
1995                                          $146.88             164.92             158.18
1996                                          $173.70             202.69             189.99

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Messrs. Koning, Morgan and Simone. From time to time Morgan Lewis Githens & Ahn ("Morgan Lewis"), of which Mr. Morgan is a partner, performs investment banking and other related services for the Company and MascoTech, Inc. During 1995 the Company retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Lewis to assist the Company with the divestiture of its Home Furnishings Group. Such assistance included the evaluation of alternatives for the divestiture, the development and implementation of strategies, the negotiation of the sale of the Home Furnishings Group, and the valuation of the Home Furnishings Group and the consideration to be received by the Company. Following the completion of the divestiture in 1996, the Company and Morgan Lewis established an appropriate fee for services provided during 1995 and 1996, including the firm's assistance with the Home Furnishings Group divestiture, based on a review of the contribution of such services to the Company generally and to such divestiture. The fee, aggregating approximately $6 million, was approved by the Company's other outside Directors. Eugene A. Gargaro, Jr., an executive officer of the Company, serves on the Compensation Committees of the Boards of Directors of MascoTech and TriMas. Mr. Gargaro is of counsel to Dykema Gossett PLLC, for certain matters on which he worked as a partner at the firm prior to his employment with the Company in October 1993. Dykema Gossett provides legal services to the Company from time to time. Mr. Gargaro receives no compensation from the firm. Richard A. Manoogian, an executive officer of both MascoTech and TriMas, is Chairman of the Board and Chief Executive Officer of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MASCOTECH, INC.

     The Company owns approximately 21 percent of MascoTech, Inc. (formerly Masco Industries, Inc.), a leading supplier of metalworked and aftermarket products for the transportation industry. MascoTech was formed in a 1984 restructuring of the Company.

     In October 1996, the Company reduced its common equity interest in MascoTech from approximately 45 percent through the sale to MascoTech of MascoTech common stock and warrants to purchase shares of MascoTech common stock. This action was taken to effectuate the Company's long-standing objective to simplify its affiliate relationships. MascoTech's conversion of its outstanding preferred stock in mid-1997 will further reduce the Company's ownership of MascoTech's common stock to approximately 17 percent. The Company received $115 million of the purchase price for the common stock and warrants in cash at closing and the balance of $151,375,000, which bears interest at the rate of 6 5/8% per annum, is due by September 30, 1997. The balance of the purchase price is payable in cash or, at MascoTech's option and subject to obtaining any necessary approvals, in cash and publicly traded securities of Emco Limited held by MascoTech. Emco Limited is a Canadian manufacturer and distributor of home improvement and building products. The purchase price received by the Company for the common stock and warrants was determined through arms-length negotiations by the Company's Board of Directors (with Messrs. Manoogian and Morgan abstaining) and with the assistance of the Company's outside legal counsel and investment bankers. As part of this transaction, the Company granted MascoTech a right of first refusal, which expires September 30, 2000, to purchase the remaining shares of MascoTech common stock held by the Company.

     Concurrently with the purchase of securities from the Company, MascoTech also purchased one million shares of its common stock from Richard A. Manoogian (at the then current market price) for $13,625,000, of which $6 million was paid in cash at closing, with the balance, which bears interest at the rate of 6 5/8% per annum, due by September 30, 1997. Mr. Manoogian is the Chairman and Chief Executive Officer of both MascoTech and the Company. As a result of the purchase of Mr. Manoogian's shares, his ownership interest in MascoTech common stock remained at approximately the same percentage after giving effect to MascoTech's purchase of shares from the Company.

     The Company is a party to certain agreements with MascoTech as described below, certain of which were amended in connection with the above-described sale to MascoTech of its common stock and warrants.

     MASCOTECH CORPORATE SERVICES AGREEMENT

     Under a Corporate Services Agreement, the Company provides MascoTech and its subsidiaries with office space for its executive offices, use of the Company's data processing equipment and services, certain research and development services, corporate administrative staff and other support services in return for MascoTech's payment of an annual base service fee of .8 percent of its consolidated annual net sales, subject to adjustments. This agreement also provides for various license rights and confidential treatment of information which may arise from the Company's performance of research and development services on behalf of MascoTech. For 1996, approximately $7.1 million was paid to the Company under this agreement, which continues in effect until September 30, 1998 and thereafter will be renewed automatically for one-year periods, unless terminated by either party upon at least 90 days notice before any October 1 renewal date.

     MASCOTECH CORPORATE OPPORTUNITIES AGREEMENT

     The Company and MascoTech are parties to a Corporate Opportunities Agreement which addresses potential conflicts of interest with respect to future business opportunities. This agreement materially restricts the ability of either party to enter into acquisitions, joint ventures or similar transactions involving businesses in which the other party is engaged without the consent of the other party. This agreement continues until September 30, 1998, and will thereafter automatically renew for one-year periods, unless terminated by either party upon at least 90 days notice prior to any October 1 renewal date.

     MASCOTECH STOCK REPURCHASE AGREEMENT

     Under a Stock Repurchase Agreement, the Company has the right to sell to MascoTech, at a price based on fair market value, shares of MascoTech common stock upon certain events that would result in the Company's ownership of MascoTech common stock exceeding 49 percent of MascoTech's then outstanding common shares. Such events include repurchases of MascoTech common stock initiated by MascoTech or any of its subsidiaries and reacquisitions of MascoTech common stock through forfeitures of shares previously awarded by MascoTech or the Company pursuant to their respective employee stock incentive plans. In each case MascoTech has control over the amount of MascoTech common stock it would ultimately acquire, including shares subject to repurchase under the Stock Repurchase Agreement. These rights expire 30 days from the date the notice of an event is given by MascoTech to the Company. The Company has advised MascoTech that it intends to exercise such right whenever necessary to prevent its ownership of MascoTech common stock from exceeding 49 percent of the MascoTech common stock then outstanding; however, in view of the Company's current level of share ownership in MascoTech, the Company does not anticipate that this agreement will ever be operative.

     MASCOTECH ASSUMPTION AND INDEMNIFICATION AGREEMENT

     Under an Assumption and Indemnification Agreement, MascoTech assumed, and agreed to indemnify the Company against, all of the liabilities and obligations of the businesses transferred to it in the Company's 1984 restructuring, including claims and litigation resulting from events or circumstances that occurred or existed prior to the transfer, but excluding specified liabilities, including those related to certain of the Company's stock option, restricted stock and pension plans.

     MASCOTECH SECURITIES PURCHASE AGREEMENT

     Under a Securities Purchase Agreement, the Company agreed to purchase from MascoTech at MascoTech's option up to $200 million of subordinated debentures and, in connection therewith, MascoTech pays an annual commitment fee to the Company of $250,000. This commitment was extended to March 31, 2002 in connection with MascoTech's 1996 purchase from the Company of MascoTech common stock and warrants. MascoTech has also agreed to file registration statements under the federal securities laws to enable the Company from time to time to publicly dispose of securities of MascoTech held by the Company.

     MASCO CAPITAL CORPORATION

     In 1988 the Company and MascoTech jointly established Masco Capital Corporation to seek business and other investment opportunities of mutual interest that for various reasons were viewed as more appropriately undertaken on a joint basis rather than individually. In December 1991, the Company purchased MascoTech's 50 percent ownership interest in Masco Capital for approximately $49.5 million and may make additional payments based upon any aggregate net increase in the value of Masco Capital's remaining investments.

TRIMAS CORPORATION

     Effective October 1, 1988, MascoTech transferred to TriMas various businesses and cash in exchange for common stock and other securities of TriMas. In a related transaction, the Company, which prior to such transfer had an equity ownership interest in TriMas, purchased additional TriMas common stock for cash. As part of these transactions, TriMas agreed to indemnify MascoTech against substantially all of the liabilities and obligations of the businesses transferred to it, and the three companies entered into certain other agreements described below. As of March 31, 1997 the Company and MascoTech owned 3.8 percent and 36.8 percent, respectively, of the outstanding TriMas common stock.

     TRIMAS CORPORATE SERVICES AGREEMENT

     Under a Corporate Services Agreement, the Company provides TriMas and its subsidiaries with use of the Company's data processing equipment and services, certain research and development services, corporate administrative staff and other support services, in return for TriMas' payment of an annual base service fee of .8 percent of TriMas' consolidated annual net sales, subject to adjustments. This agreement also provides for various license rights and confidential treatment of certain information which may arise from the Company's performance of research and development services on behalf of TriMas. For 1996, $3.3 million was paid to the Company under this agreement, which is terminable by TriMas at any time upon at least 90 days notice and by the Company at the end of any calendar year upon at least 180 days notice.

     TRIMAS CORPORATE OPPORTUNITIES AGREEMENT

     The Company, MascoTech and TriMas are parties to a Corporate Opportunities Agreement which addresses potential conflicts of interest with respect to future business opportunities. It materially restricts TriMas' ability to enter into businesses in which the Company or MascoTech is engaged without the consent of the Company or MascoTech. This agreement will continue in effect until at least two years after the termination of the TriMas Corporate Services Agreement and thereafter will be renewed automatically for one-year periods, subject to termination by any party at least 90 days prior to any such scheduled renewal date.

     TRIMAS STOCK REPURCHASE AGREEMENT

     Under a Stock Repurchase Agreement, which expires in December 1998, the Company and MascoTech have the right to sell to TriMas, at approximate fair market value, shares of TriMas common stock following the occurrence of certain events that would result in an increase in their respective ownership percentage of the then outstanding shares of TriMas common stock. Such events include repurchases of TriMas common stock initiated by TriMas or any of its subsidiaries and the reacquisitions of TriMas common stock through forfeitures of shares previously awarded by TriMas pursuant to its employee stock incentive plans. In each case TriMas has control over the amount of TriMas common stock it would ultimately acquire, including shares subject to repurchase under the Stock Repurchase Agreement. These rights expire 30 days from the date notice of an event is given by TriMas. Neither the Company nor MascoTech has ever exercised its right to sell TriMas common stock to TriMas. The Company and MascoTech have advised TriMas that they intend to exercise their respective rights whenever necessary to prevent their ownership of TriMas common stock from equaling or exceeding 20 percent and 50 percent, respectively, of the TriMas common stock then outstanding, or if the Company or MascoTech then determines such action to be in its respective best interest.

FURNISHINGS INTERNATIONAL INC.

     On August 5, 1996, the Company sold its Home Furnishings Group to Furnishings International Inc. ("FII"), a corporation which is owned by a group of investors, including 399 Venture Partners, Inc. (an affiliate of Citicorp), the Company, certain affiliates of Travelers Group, Inc., and certain members of FII's management, including Wayne B. Lyon, a Director of the Company and the Company's former President. The Home Furnishings Group is a manufacturer and marketer of residential furniture and a designer, marketer and distributor of decorative home furnishing fabrics.

     Total proceeds to the Company from the sale of the Home Furnishings Group were approximately $1,050 million, with approximately $708 million in cash. The balance consisted of $285 million of 12% pay-in-kind junior debt securities, and equity securities totalling $57 million, consisting of 13% cumulative preferred stock with a stated value of $55 million, 15 percent of the common stock of FII and convertible preferred stock. The convertible preferred stock represents transferable rights for up to a 25 percent common ownership, although the Company is restricted from maintaining an ownership in excess of 20 percent of FII's common equity. As part of the transaction, FII assumed approximately $30 million of bank and other third party indebtedness of the Home Furnishings Group and the Company agreed to indemnify FII against certain liabilities of the Home Furnishings Group and to provide $15 million of credit support arrangements for a period of time. The Company recorded approximately $14.3 million of pay-in-kind interest income from FII for 1996. The Company received an opinion from Merrill Lynch that, based upon the provisions contained therein, the consideration received by the Company in the Home Furnishings Group sale transaction was fair, from a financial point of view, to the Company.

     The determination of the amount of consideration received by the Company from FII for the Home Furnishings Group and the terms of the transaction resulted from extensive negotiations between the parties. As previously reported to stockholders, FII expressed its strong desire that Wayne B. Lyon, the Company's President and Chief Operating officer at the time, join FII and its subsidiary, LifeStyle Furnishings International Ltd., as full-time Chairman, President and Chief Executive Officer following the consummation of the sale of the Home Furnishings Group to FII, and the Company reluctantly acceded to this request. Mr. Lyon abstained from voting at the meeting of the Board of Directors of the Company at which the transaction was reviewed and approved.

     As part of the disposition of the Home Furnishings Group, the Company and FII entered into a Transitional Services Agreement pursuant to which the Company has provided FII with certain corporate support staff and administrative services, including data processing, accounting, treasury and tax services, human resources and employee benefit management services, research and development services and other support services in return for FII's payment of a monthly fee of $500,000, subject to certain adjustments. This agreement also provides for various license rights and confidential treatment of information which may arise from the Company's performance of research and development services on behalf of FII. FII paid the Company approximately $2.2 million for services during 1996 under this agreement. Services will be substantially discontinued following the April 30, 1997 expiration of this agreement. For 1996 FII paid the Company approximately $145,900 for the purchase of products from the Company and the Company paid FII approximately $228,900 for purchases from FII.

     Subject to certain conditions, and upon the request of the Company, FII has agreed to file registration statements under the federal securities laws to permit the sale in public offerings of FII common stock held by the Company. FII also has agreed, subject to certain conditions and upon the request of the Company, to conduct an exchange offer under the federal securities laws or to file a registration statement under the federal securities laws, in each case to permit the sale by the Company (or a permitted transferee of the Company) in public offerings of 12% junior debt securities of FII held by the Company. FII provides indemnification against certain liabilities arising from such transactions.

OTHER RELATED PARTY TRANSACTIONS

     MascoTech holds CDN $17,680,000 of 8% subordinated debentures and CDN $33,040,000 of 7 1/4% convertible subordinated debentures issued by Emco Limited, for which Frank M. Hennessey, the Company's Executive Vice President, also serves as Chairman of the Board and Chief Executive Officer.

     MascoTech GmbH, a German subsidiary of MascoTech, and Masco GmbH, a German subsidiary of the Company, have from time to time advanced excess funds held in such foreign country to one another to be used for working capital. The parties negotiate a fluctuating rate of interest for these loans. The largest amount outstanding payable by MascoTech GmbH during 1996 was approximately U.S. $188,000.

     TriMas acquired several businesses from the Company in early 1990, and as part of the transaction, the Company agreed to indemnify TriMas against certain liabilities of the acquired businesses. In 1993, as part of its plan to dispose of its energy-related businesses, MascoTech sold Lamons Metal Gasket Co. to TriMas for a purchase price of $60 million plus additional future payments contingent upon the level of profitability of Lamons. TriMas expects to make a contingent payment to MascoTech during 1997. As part of the transaction, MascoTech agreed to indemnify TriMas against certain liabilities of the acquired business.

     Sales of products and services and other transactions occur from time to time among the Company, MascoTech and TriMas. As a result of such transactions in 1996, the Company paid approximately $17.3 million to MascoTech and approximately $1 million to TriMas, and received approximately $41,000 from MascoTech. In addition, MascoTech paid approximately $4 million to TriMas and TriMas paid approximately $.4 million to MascoTech as a result of such transactions in 1996. MascoTech and TriMas participate with the Company in a number of national purchasing programs, which enable each of them to obtain favorable terms from certain of their service and product suppliers.

     In 1989 the Company made long-term restricted stock awards to a large number of key Company employees that were combined with tandem rights to phantom TriMas shares. The value of a phantom TriMas share is deemed to be equal to the value of a share of TriMas common stock. At the time of the grant, the aggregate value of the shares of Company Common Stock awarded to each participant was equal to the aggregate value of the alternative phantom TriMas shares that were awarded. The phantom TriMas shares vest on the same schedule as the shares of Company Common Stock. On each vesting date the participant receives the benefit of the then current value of the vesting shares of Company Common Stock or the then current value of the vesting phantom TriMas shares, whichever is greater. If the value of the vesting phantom TriMas shares is greater, the participant receives the vesting shares of the Company Common Stock and the excess is paid in cash. If the value of the vesting phantom TriMas shares is less, the participant receives only the vesting shares of Company Common Stock.

     Subject to certain conditions, and upon the request of MascoTech or the Company, TriMas has agreed to file registration statements under the federal securities laws to permit the sale in public offerings of TriMas common stock held by the Company and MascoTech. In addition, the Company and MascoTech entered into arrangements with TriMas pursuant to which TriMas registered shares of TriMas common stock held by certain executives of the Company and MascoTech, including Richard A. Manoogian, under incentive programs established by such companies. TriMas provides indemnification against certain liabilities arising from such transactions.

     Ownership of securities and various other relationships and incentive arrangements may result in conflicts of interest in the Company's dealings with MascoTech, TriMas and others. The MascoTech and TriMas Corporate Opportunities Agreements and other aspects of the relationships among the three companies may affect their ability to make acquisitions and develop new businesses under certain circumstances although the Company does not believe it has experienced any such effect to date. Three persons affiliated with the Company are currently members of both MascoTech's Board of Directors and TriMas' Board of Directors. Mr. Manoogian, the Company's Chairman of the Board and Chief Executive Officer, is also the Chairman of the Board and Chief Executive Officer of MascoTech, the Chairman of the Board of TriMas and a significant stockholder of all three companies. Mr. Morgan, who is a Director of the Company, is also a director of MascoTech and TriMas. Mr. Gargaro, an executive officer of the Company, is also a director and the

\
Secretary of both MascoTech and TriMas. Certain officers and other key employees of the Company receive benefits based upon the value of the common stock of the Company, MascoTech and TriMas under certain Company and MascoTech incentive compensation programs. See "Compensation of Executive Officers."

     The following table sets forth the number of shares of MascoTech and TriMas common stock beneficially owned as of March 31, 1997 by the nominees, the current Directors and named executive officers and by the current Directors and executive officers of the Company as a group. Except as indicated below, each person exercises sole voting and investment power with respect to the shares listed.

                                                                       SHARES OF            SHARES OF
                                                                    COMMON STOCK OF      COMMON STOCK OF
                                                                    MASCOTECH, INC.     TRIMAS CORPORATION
                          NAME(1)                                  BENEFICIALLY OWNED   BENEFICIALLY OWNED
                          -------                                  ------------------   ------------------
Dr. Lillian Bauder...............................................              0                    0
Frank M. Hennessey...............................................              0               40,000
Joseph L. Hudson, Jr. ...........................................              0                    0
Verne G. Istock..................................................              0                    0
Raymond F. Kennedy...............................................              0               40,000
Mary Ann Krey....................................................              0                    0
Erwin L. Koning..................................................          3,000                  500
John R. Leekley(2)(8)............................................          6,800               14,650
Wayne B. Lyon(3)(8)..............................................         42,514              179,084
Richard A. Manoogian(4)(5)(8)....................................      4,543,042            1,801,852
John A. Morgan...................................................         24,000                8,000
Richard G. Mosteller.............................................              0                    0
Arman Simone(6)(8)...............................................         20,000                2,880
Peter W. Stroh...................................................              0                    0
All 17 current Directors and executive officers of the
  Company as a group (excluding subsidiary, divisional and
  group executives)(2)(3)(4)(5)(6)(7)(8).........................      4,747,630            2,291,670

-------------------------
(1) The only nominee, current Director or named executive officer of the Company who beneficially owns one percent or more of MascoTech or TriMas common stock is Mr. Manoogian, who beneficially owns 11.7 percent of MascoTech common stock and 4.4 percent of TriMas common stock. Current Directors and executive officers of the Company as a group beneficially own 12.3 percent of MascoTech common stock and 5.5 percent of TriMas common stock.

(2) Includes 3,767 shares of MascoTech common stock and 12,650 shares of TriMas common stock held by a trust for which Mr. Leekley serves as a trustee.

(3) Includes 2,000 shares of MascoTech common stock and 7,184 shares of TriMas common stock owned by a foundation for which Mr. Lyon serves as a director, 3,321 shares of MascoTech common stock which may be acquired upon conversion of convertible securities and 3,000 shares of TriMas common stock held by trusts for which Mr. Lyon serves as a trustee and 1,193 shares of MascoTech common stock which may be acquired upon conversion of convertible securities held by a Keogh Plan for Mr. Lyon.

(4) Includes 202,560 shares of MascoTech common stock and 33,008 shares of TriMas common stock owned by charitable foundations for which Mr. Manoogian serves as a director, and 387,006 shares of MascoTech common stock which can be acquired upon conversion of convertible securities owned by the foundations. In addition, Mr. Manoogian may be deemed to be the beneficial owner of 200,000 shares of MascoTech's $1.20 Convertible Preferred Stock (1.9 percent of the total issue outstanding) owned by one of the foundations.

(5) Includes shares of MascoTech common stock which may be acquired on or before May 30, 1997 upon exercise of stock options (1,080,000 shares for both Mr. Manoogian and all current Directors and executive officers of the Company as a group), and unvested restricted shares issued under the Company's or MascoTech's restricted stock incentive plans (69,260 shares for Mr. Manoogian and

    90,380 shares for all current Directors and executive officers of the Company as a group). Holders exercise neither voting nor investment power over unexercised option shares and have voting but no investment power over unvested restricted shares.

(6) Includes 10,000 shares of MascoTech common stock owned by a charitable organization for which Mr. Simone serves as a director.

(7) Includes 27,000 shares of MascoTech common stock and 11,684 shares of TriMas common stock owned by trusts for which an executive officer serves as a trustee and 4,354 shares of MascoTech common stock which could be acquired upon conversion of convertible debt securities owned by such trusts.

(8) The directors of the foundations and the charitable organization and the trustees share voting and investment power with respect to the MascoTech securities and the TriMas common stock owned by such entities; however, Messrs. Manoogian, Lyon, Simone and Leekley and the executive officer who serves as a trustee for certain trusts each disclaim beneficial ownership of such securities.

         PROPOSAL TO APPROVE THE 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

     The Board of Directors has adopted and is presenting for stockholder approval the Masco Corporation 1997 Non-Employee Directors Stock Plan (the "Directors Stock Plan"). Under the Directors Stock Plan, non-employee Directors' compensation will be paid in part in Company Common Stock and in part in cash, instead of 100 percent in cash. The Board has adopted this plan as a key component of an overall Company compensation strategy which will more closely align the compensation of Directors, officers and other key employees with the long-term enhancement of stockholder value. In addition, by offering non-employee Directors the opportunity to participate in the future growth of the Company as stockholders, the Board believes the plan will enhance the Company's ability to attract, motivate and retain Directors of exceptional ability. A summary of the plan is set forth below and is qualified in its entirety by reference to the full text of the Directors Stock Plan, which is attached to this Proxy Statement as Annex A.

GENERAL INFORMATION

     If it is approved by stockholders, the Directors Stock Plan will replace one-half of the cash compensation paid to each non-employee Director with an award of restricted shares of Company Common Stock. Currently, non-employee Directors are paid annual cash compensation of $50,000. Under the plan, one-half of the cash compensation for a five-year period beginning in 1997 will be replaced with 3,470 restricted shares of Company Common Stock. Each award will vest in 20 percent annual installments (694 shares) on January 1 of each of the five years following the year of award. These shares had a value of approximately $125,000 based on the $36 closing price of the Company Common Stock on February 18, 1997, the date of grant, and accordingly, assuming a $36 share price, shares received on each vesting date would be equivalent to the $25,000 of cash compensation not being received. Since the number of shares is fixed at the beginning of the five-year period, the entire value of five-year, non-cash compensation is at risk, and non-employee Directors may ultimately receive Company Common Stock having a value more or less than the annual cash payment of $25,000 that they would have otherwise received.

     If the plan is approved and assuming Mr. Istock and Ms. Krey are elected to the Board at the 1997 Annual Meeting, they will each receive an award as of the date of the Annual Meeting based on the closing price of Company Common Stock on that date. Assuming the election of all nominees for Director at the Annual Meeting, there will be seven non-employee Directors. Any new non-employee Director elected or appointed to the Board in the future will receive an award of restricted shares as set forth above, with the number of shares awarded based on the closing price of Company Common Stock on the date of grant. The amount of restricted stock awarded to a non-employee Director who begins service other than at January 1 will be prorated to reflect the partial year of service during the Director's initial term.

     The non-employee Directors will be entitled to vote and receive dividends on the unvested shares of restricted stock, but cannot transfer them. All shares of restricted stock not yet vested are forfeited upon termination of a non-employee Director's service as such, except that if termination is due to death or permanent and total disability, all restrictions lapse immediately. Upon full vesting of an award, the plan permits a new award to be granted for the subsequent five-year period, calculated in a similar manner; provided, however, the Board may adjust the amount of compensation then to be paid in the form of shares of Company Common Stock and the terms of any such award. If the plan is not approved, the conditionally granted awards will be canceled, no other awards will be made under the plan and the non-employee Directors' cash compensation will be restored to its previous level.

     To further align Director compensation with the enhancement of stockholder value and subject to stockholder approval, the Directors Stock Plan also provides for the grant of a non-qualified option to purchase 4,000 shares of Company Common Stock to each person who is a non-employee Director on the date of the 1997 Annual Meeting. These options will have an exercise price equal to the closing price of Company Common Stock on the date of grant. Thereafter, each person who is then serving as a non-employee Director or who becomes a non-employee Director on the date of any subsequent annual stockholders meeting and whose service on the Board will continue after that date will be granted an option to purchase 4,000 shares of Company Common Stock at the then current market price. The term of each option is ten years from the date of grant, except that options may be exercised for only a limited period of time following termination of a non-employee Director's service as a non-employee Director. Each option will become exercisable with respect to 20 percent of the underlying shares on each of the first five anniversaries of the grant date.

     The maximum number of shares of Company Common Stock available under the Directors Stock Plan is 500,000. Shares subject to awards that are forfeited or terminated will again be available for awards, as will shares tendered to the Company in satisfaction or partial satisfaction of the exercise price of an option. Shares to be delivered under the plan will be made available from newly issued shares or shares reacquired by the Company. In the event of a merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting shares of Company Common Stock, the number of shares which may be issued under the plan and the number of shares subject to any outstanding awards will be adjusted to avoid the enhancement or diminution of the benefits intended to be provided under the plan.

     The Directors Stock Plan will be administered by the Board of Directors. The Board has the authority to interpret the plan, to establish, amend, and rescind any rules and regulations relating to the plan and to make all other determinations for the administration of the plan. The determinations of the Board in the administration of the plan, as described herein, will be final and conclusive. The Secretary of the Company will be authorized to take such ministerial actions as may be necessary to effectuate the intent of the plan.

     The Board may amend, suspend or discontinue the Directors Stock Plan as it considers advisable or to conform to any change in any law or regulation applicable thereto. Without the approval of stockholders, however, the Board may not modify the class of individuals who constitute non-employee Directors or increase the total number of shares available under the plan.

     The following summarizes the awards to be received by non-employee Directors as a group for 1997 under the Directors Stock Plan:

                               NEW PLAN BENEFITS
                     1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

                                                     AGGREGATE         AGGREGATE
 NON-EMPLOYEE DIRECTOR GROUP (SEVEN INDIVIDUALS)    DOLLAR VALUE    NUMBER OF SHARES
 -----------------------------------------------    ------------    ----------------
Five-year restricted awards.......................    $862,500(1)        23,790(2)
Options...........................................      --               28,000

-------------------------
(1) Represents the amount of cash compensation for five years to be replaced by awards of restricted stock equivalent in value on the date of grant. The annual cash compensation to be replaced by the award would be $25,000 for each non-employee Director, prorated to reflect the partial year of service for Mr. Istock and Ms. Krey, nominees for Director at the 1997 Annual Meeting.

(2) Calculated using the closing price of Company Common Stock on February 18, 1997 for the awards granted as of such date and the closing price of Company Common Stock on April 15, 1997 for the awards to be granted as of the date of the 1997 Annual Meeting.

     On April 15, 1997, the closing price per share of Company Common Stock on the New York Stock Exchange Composite Tape was $36 7/8. If the plan is not approved, the conditionally granted awards will be canceled, no further awards will be made under the plan and the Board will consider other alternatives.

FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS

     For information concerning the federal income tax consequences of the issuance and exercise of stock options, see "Proposal to Approve the Amendment of the 1991 Long Term Stock Incentive Plan -- Federal Income Tax Consequences."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 NON-EMPLOYEE DIRECTORS STOCK PLAN.

        PROPOSAL TO APPROVE THE 1997 ANNUAL INCENTIVE COMPENSATION PLAN

     The Board of Directors has adopted and is presenting for stockholder approval the Masco Corporation 1997 Annual Incentive Compensation Plan (the "1997 Cash Incentive Plan"). The 1997 Cash Incentive Plan is being submitted for stockholder approval in order to comply with the requirements of Section 162(m) of the Code. In general, Section 162(m) disallows deductions for compensation in excess of $1 million paid to any of the five most highly compensated executives of a public corporation, unless the compensation is based on performance criteria. The named executive officers' annual cash bonuses have been paid in accordance with the provisions of Section 162(m) since the regulations were implemented, but stockholder approval is now required in order to maintain deductibility under Section 162(m). The following summary is qualified in its entirety by reference to the full text of the 1997 Cash Incentive Plan, which is attached to this Proxy Statement as Annex B.

     Under the 1997 Cash Incentive Plan, during the first quarter of each year the Compensation Committee of the Board of Directors will establish in writing for that year one or more performance criteria, consisting of net income, earnings per share, cash flow, revenues, return on assets or total shareholder return. The Compensation Committee will designate the participants and grant each such participant a performance incentive award. Eligibility under the plan is limited to the executive officers of the Company. After the Company's financial results for the year have been determined, the Committee will certify the attainment of the performance criteria and will calculate the possible payout of awards. The Compensation Committee has the power and authority to reduce or eliminate (but not to increase) for any reason the amount that would otherwise be payable to a participant based on the performance criteria and the Company's financial performance for the year. In no event shall an award exceed $2 million.

     Awards have been granted under the plan for 1997, subject to stockholder approval. If approved by stockholders, the plan will be effective beginning January 1, 1997 for a period of five years unless sooner terminated by the Compensation Committee. For 1997, the Compensation Committee has established performance criteria based on the Company's net income. If the plan is not approved, the conditional awards will be canceled, no further awards will be made under the plan and the Compensation Committee will consider other alternatives.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1997 ANNUAL INCENTIVE COMPENSATION PLAN.

                    PROPOSAL TO APPROVE THE AMENDMENT OF THE
                      1991 LONG TERM STOCK INCENTIVE PLAN

     Subject to stockholder approval, the Board of Directors has amended the Masco Corporation 1991 Long Term Stock Incentive Plan (the "1991 Plan"). The 1991 Plan is a key part of the Company's overall compensation strategy of aligning compensation programs with long-term enhancement of stockholder value objectives and requiring executives and key employees to remain at risk by maintaining an investment in Company Common Stock. The 1991 Plan is designed to encourage selected employees of and consultants to the Company and its affiliates to acquire a proprietary interest in the Company's growth and performance in order to provide increased incentive for such individuals to contribute to the Company's future success and prosperity. The Board believes that the 1991 Plan has enhanced the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom the Company's sustained progress, growth and profitability depend, thus enhancing the value of the Company for the benefit of its stockholders.

     As noted in the Executive Compensation Committee Report, stock options and restricted stock awards granted under the 1991 Plan and prior plans are an established part of Company compensation arrangements. The amendment to the 1991 Plan that is being proposed for stockholder approval limits the number of shares upon which options and stock appreciation rights can be granted to any participant in any calendar year. Stockholder approval of this amendment is required under Code Section 162(m) in order for the Company to claim income tax deductions relating to future grants of stock options and stock appreciation rights. Certain other amendments were made to the 1991 Plan relating to recent changes in Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, because the Company has not issued discounted stock options under the 1991 Plan nor repriced any options issued under the 1991 Plan, and does not intend to do so in the future, certain amendments have been made to the 1991 Plan to prohibit the issuing of discounted options and the repricing of options issued under the plan. The following summary is qualified in its entirety by reference to the full text of the 1991 Plan as amended, which is attached to this Proxy Statement as Annex C.

GENERAL INFORMATION

     Employees of and consultants to the Company and its affiliates are eligible to receive awards under the 1991 Plan. An affiliate is any entity in which the Company has a 20 percent or greater equity interest and any other entity in which the Committee administering the 1991 Plan determines the Company has a significant equity interest.

     The 1991 Plan permits granting awards of: (1) stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code and restoration options described below, (2) stock appreciation rights ("SARs"), (3) restricted stock and restricted stock units, (4) performance awards, (5) dividend equivalents and (6) other awards valued in whole or in part by reference to or otherwise based on Company Common Stock ("other stock-based awards"). The 1991 Plan is administered by a Committee composed of at least two of the Company's Directors, each of whom must be a "non-employee director" as such term is defined in Rule 16b-3 under the Exchange Act. The Committee has the authority to establish rules for the administration of the 1991 Plan; to select the employees and consultants to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. Determinations and interpretations of the Committee will be binding on all parties. The Committee may delegate to one or more Directors who may be participants in the 1991 Plan the authority to grant awards under the Plan.

     The Board may amend, alter or discontinue the 1991 Plan at any time. No amendment may impair the rights of any outstanding award holder without such holder's consent.

     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee shall determine. The 1991 Plan as amended provides that no participant may receive stock options or SARs in any calendar year that relate to more than 1,000,000 shares of Company Common Stock; provided, however, that such number may be increased with respect to any participant by any shares available for grant to such participant in any prior years that were not granted in such prior years beginning on or after January 1, 1997. Any shares of stock deliverable under the 1991 Plan may consist in whole or in part of authorized and unissued shares or treasury shares. Subject to certain limited exceptions and the authority of the Committee to determine otherwise, awards under the 1991 Plan may not be transferred. The 1991 Plan provides that immediately upon certain events constituting a change in control of the Company the vesting of all rights of participants accelerates and all restrictions on all awards under the 1991 Plan terminate.

     The Committee establishes the purchase price per share for options (not less than the fair market value of a share of Company Common Stock on the date of grant), the term of options, the time at which they may be exercised and such other terms as the Committee deems appropriate. Unless the Committee determines otherwise, payment of the purchase price in full in cash or in shares of Company Common Stock or any combination thereof, at the option of the participant, is required upon option exercise, and options may be exercised for only a limited period of time following termination of the employment or consulting relationship (up to one year in the event of death). If the exercise price of an option granted under the 1991 Plan or of any other option is paid in Company Common Stock, the Committee may grant the exercising optionee a restoration option covering a number of shares equal to the number of shares delivered upon such exercise.

     The holder of an SAR will be entitled to receive the excess of the fair market value (calculated as of the exercise date or, if the Committee shall so determine in the case of any SAR not related to an ISO, as of any time during a specified period before or after the exercise date) of a specified number of shares over the grant date price of the SAR.

     A restricted stock award may provide the recipient with all of the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends. Restricted stock and restricted stock units generally will be subject to certain forfeiture conditions and may not be transferred by the recipient until such restrictions lapse. In general, unless the Committee determines otherwise, all shares of restricted stock are forfeited upon termination of the employment or consulting relationship during the restricted period, except that if termination is due to death or permanent and total disability, all restrictions lapse immediately and if termination of employment is due to retirement, the restrictions continue to lapse in the same manner as though employment had not terminated.

     Performance awards will provide the holder with rights valued as determined by the Committee and payable to, or exercisable by, the holder, in whole or in part, upon the achievement of such performance goals during such performance periods that the Committee establishes. Dividend equivalents will entitle the holder to receive payments equivalent to dividends or interest with respect to a specified number of shares. The Committee is also authorized to establish the terms and conditions of other stock-based awards.

     There were approximately 10,000,000 shares of Company Common Stock initially available for issuance under the 1991 Plan (including shares carried forward from prior plans), of which approximately 8,000,000 remain available for issuance under the 1991 Plan. An additional 8,000,000 reacquired shares can be added to the authorized shares available for awards under the 1991 Plan. For this purpose, reacquired shares consist of shares reacquired by the Company in full or partial payment for the exercise price of an option granted under the 1991 Plan or any other employee stock plan of the Company, and shares reacquired in open market transactions or otherwise in connection with the 1991 Plan or any award thereunder or any other employee stock option or restricted stock issued by the Company. Also, shares covered by an award under the 1991 Plan which are forfeited or shares covered by an award which is terminated may be included in the additional shares under the 1991 Plan. Since 1991, the Company has reacquired in connection with the activities described above approximately 6,600,000 shares. For purposes of the approval of the 1991 Plan as amended, these reacquired shares are not being applied to reduce the number of reacquired shares which can be added back to the shares authorized under the 1991 Plan for future awards. Thus, if the 1991 Plan as amended is approved by stockholders, a maximum of 8,000,000 reacquired shares will be available for awards issuable under the 1991 Plan.

     If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares, then the Committee may in such manner as it deems equitable, adjust (1) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards, (2) outstanding awards, including without limitation the number and type of shares (or other securities or property) subject thereto, and (3) the grant, purchase or exercise price with respect to any award, and may make provision for a cash payment to the holder of an outstanding award. The Committee is authorized, for similar purposes, to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles.

     The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1991 Plan or in any award in the manner and to the extent it shall deem desirable to effectuate the 1991 Plan. Nothing contained in the 1991 Plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

     The benefits or amounts that will be received or allocated in the future under the 1991 Plan as amended have not yet been determined. The benefits received under the 1991 Plan by the named executive officers are set forth in the Summary Compensation Table. The table below sets forth the awards received by the Company's executive officers as a group and by other employees (including officers who are not executive officers) of the Company as a group under the 1991 Plan during 1996. See "Executive Compensation Committee Report" for additional information regarding the terms and conditions that must be satisfied for the awards set forth below to be realized.

                                                              STOCK AWARDS*            STOCK OPTIONS**
                                                     -------------------------------   ---------------
                                                     DOLLAR VALUE   NUMBER OF SHARES
                                                     ------------   ----------------
Executive Officer Group............................  $ 8,372,000        258,700           2,080,000
Non-Executive Officer Employee Group...............  $27,477,000        899,480             600,401

-------------------------
 * Table includes number of shares granted and the dollar value of the grant on the date of grant. See "Summary Compensation Table" for further information.

** See "Option Grant Table" for further information.

     On April 15, 1997, the closing price of Company Common Stock on the New York Stock Exchange Composite Tape was $36 7/8 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal federal income tax consequences generally applicable to awards under the 1991 Plan. The grant of a stock option or SAR will generally create no immediate tax consequences for the recipient or the Company or an affiliate employing such individual. The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer generally will receive no tax deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and the employer will then be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and that amount is also deductible by the employer.

     The tax consequence to an optionee of a disposition of shares acquired through the exercise of an SAR or a stock option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising an SAR or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an option, except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     With respect to awards granted under the 1991 Plan that are settled in cash or in shares or other property that is either transferable or not subject to substantial risk of forfeiture, the holder must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount paid, if any, for such shares or other property by the holder, and the employer will then be entitled to a deduction for the same amount.

     IF THE AMENDMENT OF THE 1991 PLAN IS NOT APPROVED BY STOCKHOLDERS, THE 1991 PLAN WILL REMAIN IN EFFECT WITHOUT THE LIMITATION ADDED BY THE PROPOSED AMENDMENT.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE 1991 LONG TERM STOCK INCENTIVE PLAN.

                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected the independent public accounting firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") to audit the Company's financial statements for the year 1997, and believes it appropriate to submit its choice for ratification by stockholders.

     Coopers & Lybrand has acted as the Company's independent certified public accounting firm for over 36 years. During such time, it has performed services of an accounting and auditing nature for the Company as well as for MascoTech and TriMas. Representatives of Coopers & Lybrand are expected to be present at the meeting, will have the opportunity to make a statement and are expected to be available to respond to appropriate questions.

     If the selection is not ratified, the Board will consider selecting another public accounting firm as the independent auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company copies of all Section 16(a) forms they file.

     Based solely on the Company's review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 is required for those persons, the Company believes that its Directors, officers and greater than ten percent beneficial owners met all applicable filing requirements during the last fiscal year, except that a report of Mr. Lyon's charitable contributions of 215 shares of Company Common Stock in December 1996 is being filed after the due date.

                            STOCKHOLDERS' PROPOSALS

     Stockholders' proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company at its address stated above by December 30, 1997, to be considered for inclusion in the Company's Proxy Statement and Proxy relating to such meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be voted upon at the meeting. If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

                                              By Order of the Board of Directors

                                                         Eugene A. Garagaro, Jr.
                                                          EUGENE A. GARGARO, JR.
                                                                       Secretary
Taylor, Michigan
April 25, 1997

                                                                         ANNEX A

                               MASCO CORPORATION
                     1997 NON-EMPLOYEE DIRECTORS STOCK PLAN

SECTION 1. PURPOSE

     The purpose of this Plan is to ensure that the non-employee Directors of Masco Corporation (the "Company") have an equity interest in the Company and thereby have a direct and long term interest in the growth and prosperity of the Company by payment of part of their compensation in the form of common stock of the Company.

SECTION 2. ADMINISTRATION OF THE PLAN

     This Plan will be administered by the Company's Board of Directors (the "Board"). The Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretation of the terms and provisions of this Plan shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

SECTION 3. ELIGIBILITY

     Participation will be limited to individuals who are Eligible Directors, as hereinafter defined. Eligible Director shall mean any Director of the Company who is not an employee of the Company and who receives a fee for services as a Director.

SECTION 4. SHARES SUBJECT TO THE PLAN

     (a) Subject to the adjustments set forth below, the aggregate number of shares of Company Common Stock, par value $1.00 per share ("Shares"), which may be the subject of awards issued under the Plan shall be 500,000.

     (b) Any Shares to be delivered under the Plan shall be made available from newly issued Shares or from Shares reacquired by the Company, including Shares purchased in the open market.

     (c) To the extent a Stock Option award, as hereinafter defined, terminates without having been exercised, or an award of Restricted Stock, as hereinafter defined, is forfeited, the Shares subject to such Stock Option or Restricted Stock award shall again be available for distribution in connection with future awards under the Plan. Shares equal in number to the Shares surrendered to the Company in payment of the option exercise price or withholding taxes (if any) relating to or arising in connection with any Restricted Stock or Stock Option hereunder shall be added to the number of Shares then available for future awards under clause (a) above.

     (d) In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend, or other change in corporate structure affecting the Shares, the aggregate number of Shares which may be issued under the Plan, the number of Shares subject to Stock Options to be granted under Section 6(a) hereof and the number of Shares subject to any outstanding award of Restricted Stock or unexercised Stock Option shall be adjusted to avoid enhancement or diminution of the benefits intended to be made available hereunder.

SECTION 5. DIRECTOR STOCK COMPENSATION

     (a) The compensation of each Eligible Director for the five year period beginning January 1, 1997 shall be payable in part with an award of Restricted Stock determined as set forth below, and in part in cash. Compensation for this purpose means annual retainer fees but does not include supplemental retainer fees for committee positions or fees for attendance at meetings, which shall be paid in cash. The portion of compensation payable in Restricted Stock during the five year period shall be equal to one-half of the annual compensation paid to Eligible Directors in the year immediately prior to the award multiplied by five, and the balance of compensation, unless otherwise determined by the Board, shall be payable in cash. Each award of Restricted Stock shall vest in twenty percent annual installments (disregarding fractional shares) on January 1 of each of the five consecutive years following the year in which the award is made. Subject to the approval of this Plan by the Company's stockholders, each Eligible Director on February 18, 1997 is awarded as of that date 3,470 Shares of Restricted Stock, based on the closing price of the Shares as reported on the New York Stock Exchange Composite Tape (the "NYSE") on February 18, 1997. Cash shall be paid to an Eligible Director in lieu of a fractional share.

     (b) Subject to the approval of this Plan by the Company's stockholders, each Eligible Director who is first elected or appointed to the Board on or after the date of the Company's 1997 annual meeting of stockholders shall receive, as of the date of such election or appointment, an award of Restricted Stock determined in accordance with Section 5(a) for the five year period beginning on January 1 of the year in which such election or appointment occurred; provided, however, that the price of the Shares used in determining the number of Shares of Restricted Stock which shall be issued to such Eligible Director shall be the closing price of the Shares as reported on the NYSE on the date on which such Eligible Director is elected or appointed, and provided, further, that the amount of Restricted Stock awarded to any Eligible Director who begins serving as a Director other than at the beginning of a calendar year shall be prorated to reflect the partial service of the initial year of such Director's term, such proration to be effected in the initial vesting.

     (c) Upon the full vesting of any award of Restricted Stock awarded pursuant to Section 5(a) or 5(b), each affected Eligible Director shall be eligible to receive a new award of Restricted Stock, subject to Section 4. The number of Shares subject to such award shall be determined generally in accordance with the provisions of Section 5(b); provided, however, that the Board shall have sole discretion to adjust the amount of compensation then to be paid in the form of Shares and the terms of any such award of Shares. Except as the Board may otherwise determine, any increase or decrease in an Eligible Director's annual compensation during the period when such Director has an outstanding award of Restricted Stock shall be implemented by increasing or decreasing the cash portion of such Director's compensation.

     (d) Each Eligible Director shall be entitled to vote and receive dividends on the unvested portion of his or her Restricted Stock, but will not be able to obtain a stock certificate or sell, encumber or otherwise transfer such Restricted Stock except in accordance with the terms of the Company's 1991 Long Term Stock Incentive Plan (the "Long Term Plan"). If an Eligible Director's term is terminated by reason of death or permanent and total disability, the restrictions on the Restricted Stock will lapse and such Eligible Director's rights to the Shares will become vested on the date of such termination. If an Eligible Director's term is terminated for any reason other than death or permanent and total disability, the Restricted Stock that has not vested shall be forfeited and transferred back to the Company; provided, however, that a pro rata portion of the Restricted Stock which would have vested on January 1 of the year following the year of the Eligible Director's termination shall vest on the date of termination, based upon the portion of the year during which the Eligible Director served as a Director of the Company.

SECTION 6. STOCK OPTION GRANT

     (a) Subject to approval of this Plan by the Company's stockholders, each Eligible Director on the date of such approval will be granted on such date a stock option to purchase 4,000 Shares (the "Stock Option"). Thereafter, on the date of each of the Company's subsequent annual stockholders meetings, each person who is or becomes an Eligible Director on that date and whose service on the Board will continue after such date shall be granted a Stock Option, subject to Section 4, effective as of the date of such meeting.

     (b) Stock Options granted under this Section 6 shall be non-qualified stock options and shall have the following terms and conditions.

     1. Option Price. The option price per Share shall be equal to the closing price of the Shares as reflected on the NYSE on the date of grant (or if there were no sales on such date, the most recent prior date on which there were sales).

     2. Term of Option. The term of the Stock Option shall be ten years from the date of grant, subject to earlier termination in the event of termination of service as an Eligible Director. If an Eligible Director's term is terminated for any reason other than death at a time when such Director is entitled to exercise an outstanding Stock Option, then at any time or times within three months after termination such Stock Option may be exercised as to all or any of the Shares which the Eligible Director was entitled to purchase at the date of termination. If an Eligible Director dies at a time when such Director is entitled to exercise a Stock Option, then at any time or times within one year after death such Stock Option may be exercised as to all or any of the Shares which the Eligible Director was entitled to purchase immediately prior to such Director's death. Except as so exercised, such Stock Options shall expire at the end of such periods. That portion of a Stock Option not exercisable at the time of such termination shall be forfeited and transferred back to the Company on the date of such termination.

     3. Exercisability. Subject to clause 2 above, each Stock Option shall vest and become exercisable with respect to twenty percent of the underlying Shares on each of the first five anniversaries of the date of grant, provided that the optionee is an Eligible Director on such date.

     4. Method of Exercise. A Stock Option may be exercised in whole or in part during the period in which such Stock Option is exercisable by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in cash, by delivery of Shares, or by any combination of the foregoing.

     5. Non-Transferability. Unless otherwise provided by the terms of the Long Term Plan or the Board, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee's lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative.

     6. Stockholder Rights. The holder of a Stock Option shall, as such, have none of the rights of a stockholder.

SECTION 7. GENERAL

     (a) Plan Amendments. The Board may amend, suspend or discontinue the Plan as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, without the authorization and approval of the stockholders of the Company: (a) modify the class of persons who constitute Eligible Directors as defined in the Plan; or (b) increase the total number of Shares available under the Plan. In addition, without the consent of affected participants, no amendment of the Plan or any award under the Plan may impair the rights of participants under outstanding awards.

     (b) Listing and Registration. If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares under the Plan upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of any award hereunder, no Shares may be delivered or disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

     (c) Award Agreements. Each award of Restricted Stock and Stock Option granted hereunder shall be evidenced by the Eligible Director's written agreement with the Company which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined by the Board in its discretion.

                                                                         ANNEX B

                               MASCO CORPORATION
                             1997 ANNUAL INCENTIVE
                               COMPENSATION PLAN

SECTION 1. PURPOSE

     The purpose of the Masco Corporation 1997 Annual Incentive Compensation Plan (the "Plan") is to provide selected executive officers of Masco Corporation (the "Company") with incentive compensation based upon the achievement of established annual performance goals.

SECTION 2. ELIGIBILITY

     The individuals eligible to participate in the Plan (the "Participants") are the executive officers of the Company.

SECTION 3. PERFORMANCE PERIOD

     Each Performance Period for purposes of the Plan shall have a duration of one calendar year, commencing January 1 and ending December 31.

SECTION 4. ADMINISTRATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee") shall have the full power and authority to administer and interpret the Plan and to establish rules for its administration.

SECTION 5. PERFORMANCE GOALS

     On or before the 90th day of each Performance Period, the Committee shall establish in writing one or more performance criteria for the Performance Period and the weighting of the performance criteria if more than one. The performance criteria shall consist of one or more of the following: net income, earnings per share, cash flow, revenues, return on assets or total shareholder return.

SECTION 6. AWARDS

     On or before the 90th day of each Performance Period, the Committee shall establish in writing a performance incentive award for such Participants as shall be designated by the Committee and in such amounts as the Committee shall determine, subject to the limitations of the Plan. No award to any Participant shall be greater than $2 million. The Committee shall have the power and authority to reduce or eliminate for any reason the amount of the award that would otherwise be payable to a Participant based on the performance criteria.

SECTION 7. CERTIFICATION AND PAYMENT

     As soon as practicable after release of the Company's financial results for the Performance Period, the Committee will certify the Company's attainment of the criteria established for such Performance Period pursuant to Section 5, will calculate the possible payment of an award for each Participant and will certify the amount of the award to each Participant for such Performance Period. Payments of the awards shall be made in cash. To the extent net income is used alone or as a component of another performance criterion, it shall mean net income as reported to stockholders, but before losses resulting from discontinued operations, extraordinary losses (in accordance with generally accepted accounting principles, as currently in effect), the cumulative effect of changes in accounting principles and other unusual, non-recurring items of loss that are separately identified and quantified in the Company's audited financial statements.

SECTION 8. AMENDMENT

     The Committee shall have the right to suspend or terminate this Plan at any time and may amend or modify the Plan at any time.

SECTION 9. ADOPTION AND DURATION

     The Plan was approved by the Committee on February 18, 1997, subject to the approval of the stockholders of the Company at the 1997 Annual Meeting of Stockholders. The effective date of the Plan shall be January 1, 1997 and the Plan shall remain in effect for a period of five years.

                                                                         ANNEX C

                               MASCO CORPORATION
                      1991 LONG TERM STOCK INCENTIVE PLAN
                     (AMENDED AND RESTATED APRIL 23, 1997)

SECTION 1. PURPOSES

     The purposes of the 1991 Long Term Stock Incentive Plan (the "Plan") are to encourage selected employees of and consultants to Masco Corporation (the "Company") and its Affiliates to acquire a proprietary interest in the Company in order to create an increased incentive to contribute to the Company's future success and prosperity, and enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom the sustained progress, growth and profitability of the Company depend, thus enhancing the value of the Company for the benefit of its stockholders.

SECTION 2. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean any entity in which the Company's direct or indirect equity interest is at least twenty percent, and any other entity in which the Company has a significant direct or indirect equity interest, whether more or less than twenty percent, as determined by the Committee.

     (b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (e) "Committee" shall mean a committee of the Company's directors designated by the Board of Directors to administer the Plan and composed of not less than two directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3.

     (f) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "Incentive Stock Option" shall mean an Option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

     (i) "Non-Qualified Stock Option" shall mean an Option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

     (j) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (k) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

     (l) "Participant" shall mean an employee of or consultant to the Company or any Affiliate designated to be granted an Award under the Plan.

     (m) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

     (n) "Restricted Period" shall mean the period of time during which Awards of Restricted Stock or Restricted Stock Units are subject to restrictions.

     (o) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

     (p) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

     (q) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

     (r) "Section 16" shall mean Section 16 of the Exchange Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, or any successor provision, rule or regulation.

     (s) "Shares" shall mean the Company's common stock, par value $1.00 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under
Section 4(c) of the Plan.

     (t) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3. ADMINISTRATION

     The Committee shall administer the Plan, and subject to the terms of the Plan and applicable law, the Committee's authority shall include without limitation the power to:

          (i) designate Participants;

          (ii) determine the types of Awards to be granted;

          (iii) determine the number of Shares to be covered by Awards and any payments, rights or other matters to be calculated in connection therewith;

          (iv) determine the terms and conditions of Awards and amend the terms and conditions of outstanding Awards;

          (v) determine how, whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

          (vi) determine how, whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

          (vii) determine the methods or procedures for establishing the fair market value of any property (including, without limitation, any Shares or other securities) transferred, exchanged, given or received with respect to the Plan or any Award;

          (viii) prescribe and amend the forms of Award Agreements and other instruments required under or advisable with respect to the Plan;

          (ix) designate Options granted to key employees of the Company or its subsidiaries as Incentive Stock Options;

          (x) interpret and administer the Plan, Award Agreements, Awards and any contract, document, instrument or agreement relating thereto;

          (xi) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the administration of the Plan;

          (xii) decide all questions and settle all controversies and disputes which may arise in connection with the Plan, Award Agreements and Awards;

          (xiii) delegate to directors of the Company the authority to designate Participants and grant Awards, and to amend Awards granted to Participants;

          (xiv) make any other determination and take any other action that the Committee deems necessary or desirable for the interpretation, application and administration of the Plan, Award Agreements and Awards.

     All designations, determinations, interpretations and other decisions under or with respect to the Plan, Award Agreements or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons, including the Company, Affiliates, Participants, beneficiaries of Awards and stockholders of the Company.

SECTION 4. SHARES AVAILABLE FOR AWARDS

     (a) Shares Available. Subject to adjustment as provided in Section 4(c):

          (i) Initial Authorization. There shall be 8,000,000 Shares initially available for issuance under the Plan.

          (ii) Acquired Shares. In addition to the amount set forth above, up to 8,000,000 Shares acquired by the Company subsequent to the 1997 Annual Meeting of Stockholders as full or partial payment for the exercise price for an Option or any other stock option granted by the Company, or acquired by the Company, in open market transactions or otherwise, in connection with the Plan or any Award hereunder or any other employee stock option or restricted stock issued by the Company may thereafter be included in the Shares available for Awards. If any Shares covered by an Award or to which an Award relates are forfeited, or if an Award expires, terminates or is cancelled, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan by reason of such Award, to the extent of any such forfeiture, expiration, termination or cancellation, may thereafter be available for further granting of Awards and included as acquired Shares for purposes of the preceding sentence.

          (iii) Shares Under Prior Plans. In addition to the amounts set forth above, shares remaining available for issuance upon any termination of authority to make further awards under both the Company's 1988 Restricted Stock Incentive Plan and its 1988 Stock Option Plan shall thereafter be available for issuance hereunder.

          (iv) Accounting for Awards. For purposes of this Section 4,

             (A) if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan to the extent determinable on such date and insofar as the number of Shares is not then determinable under procedures adopted by the Committee consistent with the purposes of the Plan; and

             (B) Dividend Equivalents and Awards not denominated in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Committee shall determine under procedures adopted by the Committee consistent with the purposes of the Plan;

     provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards or restricted stock awards or stock options granted under any other plan of the Company may be counted or not counted under procedures adopted by the Committee in order to avoid double counting. Any Shares that are delivered by the Company or its Affiliates, and any Awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding restricted stock awards or stock options previously granted by an acquired company shall not, except in the case of Awards granted to Participants who are directors or officers of the Company for purposes of Section 16, be counted against the Shares available for granting Awards under the Plan.

          (v) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Shares or of Shares reacquired by the Company, including but not limited to Shares purchased on the open market.

     (b) Individual Stock-Based Awards. Subject to adjustment as provided in
Section 4(c), no Participant may receive Options or Stock Appreciation Rights under the Plan in any calendar year that relate to more than 1,000,000 Shares in the aggregate; provided, however, that such number may be increased with respect to any Participant by any Shares available for grant to such Participant in accordance with this Paragraph 4(b) in any prior years that were not granted in any such prior year beginning on or after January 1, 1997. No provision of this Paragraph 4(b) shall be construed as limiting the amount of any other stock-based or cash-based Award which may be granted to any Participant.

     (c) Adjustments. Upon the occurrence of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), change in the capital or shares of capital stock, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or extraordinary transaction or event which affects the Shares, then the Committee shall have the authority to make such adjustment, if any, in such manner as it deems appropriate, in (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) outstanding Awards including without limitation the number and type of Shares (or other securities or property) subject thereto, and
(iii) the grant, purchase or exercise price with respect to outstanding Awards and, if deemed appropriate, make provision for cash payments to the holders of outstanding Awards; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5. ELIGIBILITY

     Any employee of or consultant to the Company or any Affiliate, including any officer of the Company (who may also be a director, any person who serves only as a director of the Company and any consultant to the Company or an Affiliate who is also a director of the Company and who is not rendering services pursuant to a written agreement with the entity in question), as may be selected from time to time by the Committee or by the directors to whom authority may be delegated pursuant to Section 3 hereof in its or their discretion, is eligible to be designated a Participant.

SECTION 6. AWARDS

     (a) Options. The Committee is authorized to grant Options to Participants.

           (i) Committee Determinations. Subject to the terms of the Plan, the Committee shall determine:

             (A) the purchase price per Share under each Option, provided, however, that such price shall be not less than 100% of the fair market value of the Shares underlying such Option on the date of grant;

             (B) the term of each Option; and

             (C) the time or times at which an Option may be exercised, in whole or in part, the method or methods by which and the form or forms (including, without limitation, cash, Shares, other Awards or other property, or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

     Subject to the terms of the Plan, the Committee may impose such conditions or restrictions on any Option as it deems appropriate.

          (ii) Other Terms. Unless otherwise determined by the Committee:

             (A) A Participant electing to exercise an Option shall give written notice to the Company, as may be specified by the Committee, of exercise of the Option and the number of Shares elected for exercise, such notice to be accompanied by such instruments or documents as may be required by the Committee, and shall tender the purchase price of the Shares elected for exercise.

             (B) At the time of exercise of an Option, payment in full in cash or in Shares (that have been held by the Participant for at least six months) or any combination thereof, at the option of the Participant, shall be made for all Shares then being purchased.

             (C) The Company shall not be obligated to issue any Shares unless and until:

                 (I) if the class of Shares at the time is listed upon any stock exchange, the Shares to be issued have been listed, or authorized to be added to the list upon official notice of issuance, upon such exchange, and

                (II) in the opinion of the Company's counsel there has been compliance with applicable law in connection with the issuance and delivery of Shares and such issuance shall have been approved by the Company's counsel.

             Without limiting the generality of the foregoing, the Company may require from the Participant such investment representation or such agreement, if any, as the Company's counsel may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the Participant agree that any sale of the Shares will be made only in such manner as shall be in accordance with law and that the Participant will notify the Company of any intent to make any disposition of the Shares whether by sale, gift or otherwise. The Participant shall take any action reasonably requested by the Company in such connection. A Participant shall have the rights of a stockholder only as and when Shares have been actually issued to the Participant pursuant to the Plan.

             (D) If the employment of or consulting arrangement with a Participant terminates for any reason (including termination by reason of the fact that an entity is no longer an Affiliate) other than the Participant's death, the Participant may thereafter exercise the Option as provided below, except that the Committee may terminate the unexercised portion of the Option concurrently with or at any time following termination of the employment or consulting arrangement (including termination of employment upon a change of status from employee to consultant) if it shall determine that the Participant has engaged in any activity detrimental to the interests of the Company or an Affiliate. If such termination is voluntary on the part of the Participant, the Option may be exercised only within ten days after the date of termination. If such termination is involuntary on the part of the Participant, if an employee retires on or after normal retirement date or if the employment or consulting relationship is terminated by reason of permanent and total disability, the Option may be exercised within three months after the date of termination or retirement. For purposes of this Paragraph (D), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Affiliates, or (iii) by virtue of a change of status from employee to consultant or from consultant to employee, except as provided above.

             (E) If a Participant dies at a time when entitled to exercise an Option, then at any time or times within one year after death such Option may be exercised, as to all or any of the Shares which the Participant was entitled to purchase immediately prior to death. The Company may decline to deliver Shares to a designated beneficiary until it receives indemnity against claims of third parties satisfactory to the Company. Except as so exercised such Option shall expire at the end of such period.

             (F) An Option may be exercised only if and to the extent such Option was exercisable at the date of termination of employment or the consulting arrangement, and an Option may not be exercised at a time when the Option would not have been exercisable had the employment or consulting arrangement continued.

          (iii) Restoration Options. The Committee may grant a Participant the right to receive a restoration Option with respect to an Option or any other stock option granted by the Company. Unless the Committee shall otherwise determine, a restoration Option shall provide that the underlying option must be exercised while the Participant is an employee of or consultant to the Company or an Affiliate and the number of Shares which are subject to a restoration Option shall not exceed the number of whole Shares exchanged in payment for the exercise of the original option.

     (b) Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over
(ii) the grant price of the right as specified by the Committee. Subject to the terms of the Plan, the Committee shall determine the grant price, term, methods of exercise and settlement and any other terms and conditions of any Stock Appreciation Right and may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

     (c) Restricted Stock and Restricted Stock Units.

           (i) Issuance. The Committee is authorized to grant to Participants Awards of Restricted Stock, which shall consist of Shares, and Restricted Stock Units which shall give the Participant the right to receive cash, other securities, other Awards or other property, in each case subject to the termination of the Restricted Period determined by the Committee.

           (ii) Restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to portions of Shares covered by the same Award. Subject to the terms of the Plan, Awards of Restricted Stock and Restricted Stock Units shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any Shares or other securities distributed with respect to Restricted Stock or which a Participant is otherwise entitled to receive by reason of such Shares shall be subject to the restrictions contained in the applicable Award Agreement. Subject to the aforementioned restrictions and the provisions of the Plan, Participants shall have all of the rights of a stockholder with respect to Shares of Restricted Stock.

          (iii) Registration. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of stock certificates.

          (iv) Forfeiture. Except as otherwise determined by the Committee:

             (A) If the employment of or consulting arrangement with a Participant terminates for any reason (including termination by reason of the fact that any entity is no longer an Affiliate), other than the Participant's death or permanent and total disability or, in the case of an employee, retirement on or after normal retirement date, all Shares of Restricted Stock theretofore awarded to the Participant which are still subject to restrictions shall upon such termination of employment or the consulting relationship be forfeited and transferred back to the Company. Notwithstanding the foregoing or Paragraph (C) below, if a Participant continues to hold an Award of Restricted Stock following termination of the employment or consulting arrangement (including retirement and termination of employment upon a change of status from employee to consultant), the Shares of Restricted Stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the Participant has engaged in any activity detrimental to the interests of the Company or an Affiliate. For purposes of this Paragraph
        (A), a Participant's employment or consulting arrangement shall not be considered terminated (i) in the case of approved sick leave or other bona fide leave of absence (not to exceed one year), (ii) in the case of a transfer of employment or the consulting arrangement among the Company and Affiliates, or (iii) by virtue of a change of status from employee to consultant or from consultant to employee, except as provided above.

             (B) If a Participant ceases to be employed or retained by the Company or an Affiliate by reason of death or permanent and total disability or if following retirement a Participant continues to have rights under an Award of Restricted Stock and thereafter dies, the restrictions contained in the Award shall lapse with respect to such Restricted Stock.

             (C) If an employee ceases to be employed by the Company or an Affiliate by reason of retirement on or after normal retirement date, the restrictions contained in the Award of Restricted Stock shall continue to lapse in the same manner as though employment had not terminated.

             (D) At the expiration of the Restricted Period as to Shares covered by an Award of Restricted Stock, the Company shall deliver the Shares as to which the Restricted Period has expired, as follows:

                (1) if an assignment to a trust has been made in accordance with
           Section 6(g)(iv)(B)(2)(c), to such trust; or

                (2) if the Restricted Period has expired by reason of death and a beneficiary has been designated in form approved by the Company, to the beneficiary so designated; or

                (3) in all other cases, to the Participant or the legal representative of the Participant's estate.

     (d) Performance Awards. The Committee is authorized to grant Performance Awards to Participants. Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and other terms and conditions shall be determined by the Committee.

     (e) Dividend Equivalents. The Committee is authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan, such Awards may have such terms and conditions as the Committee shall determine.

     (f) Other Stock-Based Awards. The Committee is authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants to persons who are subject to Section 16 must comply with the provisions of Rule 16b-3. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this
Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof, as the Committee shall determine.

     (g) General.

           (i) No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

           (ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under another plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

          (iv) Limits on Transfer of Awards.

             (A) Except as the Committee may otherwise determine, no Award or right under any Award may be sold, encumbered, pledged, alienated, attached, assigned or transferred in any manner and any attempt to do any of the foregoing shall be void and unenforceable against the Company.

             (B) Notwithstanding the provisions of Paragraph (A) above:

                (1) An Option may be transferred:

                    (a) to a beneficiary designated by the Participant in
               writing on a form approved by the Committee;

                    (b) by will or the applicable laws of descent and
               distribution to the personal representative, executor or administrator of the Participant's estate; or

                    (c) to a revocable grantor trust established by the
               Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Options shall revert to and remain solely in the Participant. Notwithstanding a qualified assignment, the Participant, and not the trust to which rights under such an Option may be assigned, for the purpose of determining compensation arising by reason of the Option shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

                (2) A Participant may assign or transfer rights under an Award of Restricted Stock or Restricted Stock Units:

                    (a) to a beneficiary designated by the Participant in
               writing on a form approved by the Committee;

                    (b) by will or the applicable laws of descent and
               distribution to the personal representative, executor or administrator of the Participant's estate; or

                    (c) to a revocable grantor trust established by the
               Participant for the sole benefit of the Participant during the Participant's life, and under the terms of which the Participant is and remains the sole trustee until death or physical or mental incapacity. Such assignment shall be effected by a written instrument in form and content satisfactory to the Committee, and the Participant shall deliver to the Committee a true copy of the agreement or other document evidencing such trust. If in the judgment of the Committee the trust to which a Participant may attempt to assign rights under such an Award does not meet the criteria of a trust to which an assignment is permitted by the terms hereof, or if after assignment, because of amendment, by force of law or any other reason such trust no longer meets such criteria, such attempted assignment shall be void and may be disregarded by the Committee and the Company and all rights to any such Awards shall revert to and remain solely in the Participant. Notwithstanding a qualified assignment, the Participant, and not the trust to which rights under such an Award may be assigned, for the purpose of determining compensation arising by reason of the Award shall continue to be considered an employee or consultant, as the case may be, of the Company or an Affiliate, but such trust and the Participant shall be bound by all of the terms and conditions of the Award Agreement and this Plan. Shares issued in the name of and delivered to such trust shall be conclusively considered issuance and delivery to the Participant.

                (3) The Committee shall not permit directors or officers of the Company for purposes of Section 16 to transfer or assign Awards except as permitted under Rule 16b-3.

             (C) The Committee, the Company and its officers, agents and employees may rely upon any beneficiary designation, assignment or other instrument of transfer, copies of trust agreements and any other documents delivered to them by or on behalf of the Participant which they believe genuine and any action taken by them in reliance thereon shall be conclusive and binding upon the Participant, the personal representatives of the Participant's estate and all persons asserting a claim based on an Award. The delivery by a Participant of a beneficiary designation, or an assignment of rights under an Award as permitted hereunder, shall constitute the Participant's irrevocable undertaking to hold the Committee, the Company and its officers, agents and employees harmless against claims, including any cost or expense incurred in defending against claims, of any person (including the Participant) which may be asserted or alleged to be based on an Award subject to a beneficiary designation or an assignment. In addition, the Company may decline to deliver Shares to a beneficiary until it receives indemnity against claims of third parties satisfactory to the Company.

          (v) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi) Change in Control. (A) Notwithstanding any of the provisions of this Plan or instruments evidencing Awards granted hereunder, upon a Change in Control of the Company (as hereinafter defined) the vesting of all rights of Participants under outstanding Awards shall be accelerated and all restrictions thereon shall terminate in order that Participants may fully realize the benefits thereunder. Such acceleration shall include, without limitation, the immediate exercisability in full of all Options and the termination of restrictions on Restricted Stock and Restricted Stock Units. Further, in addition to the Committee's authority set forth in
     Section 4(c), the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Award, either at the time such Award is made hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Award, upon the Participant's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control.

             (B) With respect to any Award granted hereunder prior to December 6, 1995, a Change in Control shall occur if:

                (1) any "person" or "group of persons" as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than pursuant to a transaction or agreement previously approved by the Board of Directors of the Company, directly or indirectly purchases or otherwise becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) or has the right to acquire such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time, or subject to any condition) of voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company; or

                (2) during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof.

             (C) Notwithstanding the provisions of subparagraph (B), with respect to Awards granted hereunder on or after December 6, 1995, a Change in Control shall occur only if the event described in this subparagraph (C) shall have occurred. With respect to any other Award granted prior thereto, a Change in Control shall occur if any of the events described in subparagraphs (B) or (C) shall have occurred, unless the holder of any such Award shall have consented to the application of this subparagraph (C) in lieu of the foregoing subparagraph (B). A Change in Control for purposes of this subparagraph (C) shall occur if, during any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Company's Board of Directors, and any new directors (other than Excluded Directors, as hereinafter defined), whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof. For purposes hereof, "Excluded Directors" are directors whose election by the Board or approval by the Board for stockholder election occurred within one year of any "person" or "group of persons", as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, commencing a tender offer for, or becoming the beneficial owner of, voting securities representing 25 percent or more of the combined voting power of all outstanding voting securities of the Company, other than pursuant to a tender offer approved by the Board prior to its commencement or pursuant to stock acquisitions approved by the Board prior to their representing 25 percent or more of such combined voting power.

             (D) (1) In the event that subsequent to a Change in Control it is determined that any payment or distribution by the Company to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, other than any payment pursuant to this subparagraph (D) (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then such Participant shall be entitled to receive from the Company, within 15 days following the determination described in (2) below, an additional payment ("Excise Tax Adjustment Payment") in an amount such that after payment by such Participant of all applicable Federal, state and local taxes (computed at the maximum marginal rates and including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Excise Tax Adjustment Payment, such Participant retains an amount of the Excise Tax Adjustment Payment equal to the Excise Tax imposed upon the Payments.

             (2) All determinations required to be made under this Section 6(g)(vi)(D), including whether an Excise Tax Adjustment Payment is required and the amount of such Excise Tax Adjustment Payment, shall be made by Coopers & Lybrand L.L.P., or such other national accounting firm as the Company, or, subsequent to a Change in Control, the Company and the Participant jointly, may designate, for purposes of the Excise Tax, which shall provide detailed supporting calculations to the Company and the affected Participant within 15 business days of the date of the applicable Payment. Except as hereinafter provided, any determination by Coopers & Lybrand L.L.P., or such other national accounting firm, shall be binding upon the Company and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code that may exist at the time of the initial determination hereunder, it is possible that (x) certain Excise Tax Adjustment Payments will not have been made by the Company which should have been made (an "Underpayment"), or (y) certain Excise Tax Adjustment Payments will have been made which should not have been made (an "Overpayment"), consistent with the calculations required to be made hereunder. In the event of an Underpayment, such Underpayment shall be promptly paid by the Company to or for the benefit of the affected Participant. In the event that the Participant discovers that an Overpayment shall have occurred, the amount thereof shall be promptly repaid to the Company.

             (3) This Section 6(g)(vi)(D) shall not apply to any Award (x) that was granted prior to February 17, 1993 and (y) the holder of which is an executive officer of the Company, as determined under the Exchange Act.

          (vii) Cash Settlement. Notwithstanding any provision of this Plan or of any Award Agreement to the contrary, any Award outstanding hereunder may at any time be cancelled in the Committee's sole discretion upon payment of the value of such Award to the holder thereof in cash or in another Award hereunder, such value to be determined by the Committee in its sole discretion.

SECTION 7. AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend the Plan and the Board of Directors or the Committee may amend any outstanding Award; provided, however, that (i) no Plan amendment shall be effective until approved by stockholders of the Company insofar as stockholder approval thereof is required in order for the Plan to continue to satisfy the conditions of Rule 16b-3, (ii) without the consent of affected Participants no amendment of the Plan or of any Award may impair the rights of Participants under outstanding Awards, and (iii) no Option may be amended to reduce its initial exercise price other than in connection with an event described in Section 4(c) hereof.

     (b) Waivers. The Committee may waive any conditions or rights under any Award theretofore granted, prospectively or retroactively, without the consent of any Participant.

     (c) Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

     (d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to effectuate the Plan.

SECTION 8. GENERAL PROVISIONS

     (a) No Rights to Awards. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards of the same type and the determination of the Committee to grant a waiver or modification of any Award and the terms and conditions thereof need not be the same with respect to each Participant.

     (b) Withholding. The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards or other property) of withholding taxes due in respect of an Award, its exercise or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other written agreement with the Participant.

     (e) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable Federal law.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     (h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9. EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of the date of its approval by the Company's stockholders.

                               MASCO CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
                        AT MASCO CORPORATE HEADQUARTERS
                              21001 VAN BORN ROAD
                             TAYLOR, MICHIGAN 48180
                                     [MAP]

FROM DOWNTOWN DETROIT (EAST)
- Take I-94 west to the Pelham Road exit.
- Turn right onto Pelham Road and travel to Van Born Road.
- Turn left onto Van Born Road and proceed to the corporate office.

FROM METRO AIRPORT (WEST)
- Take I-94 east to Pelham/Southfield Road exit.
- Turn left onto Pelham and travel to Van Born Road.
- Turn left onto Van Born Road and proceed to the corporate office.

FROM SOUTHFIELD/BIRMINGHAM (NORTH)
- Take the Southfield Freeway to the Outer Drive/Van Born Road exit.
- Stay on the service drive and proceed to Van Born Road.
- Bear right onto Van Born Road and travel to the corporate office.

FROM TOLEDO (SOUTH)
- Take I-75 north to the Telegraph Road north exit.
- Proceed on Telegraph Road north to Van Born Road.

- Turn right on Van Born Road and proceed to the corporate office.

[   ]


(1) ELECTION OF DIRECTORS    FOR all nominees            WITHHOLD AUTHORITY to vote                EXCEPTIONS  /X/
                             listed below       /X/      for all nominees listed below   /X/

Class III Directors to hold office until the Annual Meeting of Stockholders in 2000 or until their respective successors are elected and qualified:
NOMINEES: RICHARD A. MANOOGIAN AND MARY ANN KREY
Class II Director to hold office until the Annual Meeting of Stockholders in 1999 or until his successor is elected and qualified:
NOMINEE: VERNE G. ISTOCK
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME.)
(2) Proposal to approve the 1997 Non-Employee Directors Stock Plan.              (3) Proposal to approve the 1997 Annual Incentive
                                                                                     Compensation Plan.

   FOR / /   AGAINST / /   ABSTAIN / /                                                FOR / /     AGAINST  / /  ABSTAIN / /

(4) Proposal to approve the Amendment of the 1991 Long Term Stock                (5) Ratification of the selection of Coopers &
    Incentive Plan.                                                                  Lybrand L.L.P. as independent auditors for
                                                                                     the Company for the year 1997.

   FOR / /    AGAINST / /    ABSTAIN / /                                              FOR / /    AGAINST / /     ABSTAIN / /

(6) In their discretion upon such other business as may properly come before the meeting.

The shares represented by this Proxy will be voted in accordance with the specifications above.
IF SPECIFICATIONS ARE NOT MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES,          Change of Address or
FOR THE PROPOSALS AND FOR RATIFICATION.                                                            Comments Mark Here    / /


                                                                                        Please sign exactly as name appears at left.
                                                                                        Executors, administrators, trustees, et al.
                                                                                        should so indicate when signing. If the
                                                                                        signature is for a corporation, please sign
                                                                                        the full corporate name by an authorized
                                                                                        officer. If the signature is for a
                                                                                        partnership, please sign the full
                                                                                        partnership name by an authorized person.
                                                                                        If shares are registered in more than one
                                                                                        name, all holders must sign.

                                                                                        Dated:________________________________1997

                                                                                        ______________________________________(L.S.)
                                                                                        Signature

                                                                                        ______________________________________(L.S.)
                                                                                        Signature

                                                                                       VOTES MUST BE INDICATED
                                                                                       (X) IN BLACK OR BLUE INK.  / /

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE ENVELOPE.





        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 1997
                               MASCO CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, hereby revoking any Proxy heretofore given, appoints RICHARD A. MANOOGIAN and EUGENE A. GARGARO, JR. and each of them attorneys and proxies for the undersigned, each with full power of substitution, to vote the shares of Company Common Stock registered in the name of the undersigned to the same extent the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Masco Corporation to be held at the offices of the Company at 21001 Van Born Road, Taylor, Michigan 48180, on Wednesday, May 21, 1997, at 10:00 A.M. Eastern daylight time and at any adjournment thereof.

     The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

                                             (Continued and to be signed and
                                              dated on the reverse side.)


                                             MASCO CORPORATION
                                             P.O. BOX 11261
                                             NEW YORK, N.Y. 10203-0261